SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Office Depot, Inc.

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OFFICE DEPOT, INC.
2200 OLD GERMANTOWN ROAD
DELRAY BEACH, FLORIDA 33445

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	Friday, May 14, 2004

TIME	10:00 a.m. Local Time

LOCATION	Renaissance Boca Hotel 2000 N.W. 19th Street Boca Raton, FL 33431-7362 (561) 368-5252

ITEMS OF BUSINESS	1. To elect twelve (12) members of the Board of Directors for the term described in this proxy statement;

2. To request that our shareholders approve an increase of Fifteen million shares to the shares available for grants and awards under our Long Term Equity Incentive Plan (“Stock Option Plan”);

3. To ratify our Audit Committee’s appointment of Deloitte & Touche LLP as independent public accountants for If you decide to keep the fiscal year ending, next year ends on December 30, 2000.the term described in this proxy statement;

4. To transact any other business that may properly come before the meeting.

RECORD DATE	You must own shares of Office Depot common stock as of the close of business on March 10, 2004 (the “Record Date”) to attend and vote at our Annual Meeting and any adjournment thereof.

ANNUAL REPORT	Our 2003 Annual Report is enclosed with these proxy materials.

By order of the Board of Directors,

David C. Fannin
Executive Vice President, General Counsel &
Corporate Secretary

Delray Beach, Florida; April 1, 2004

Please note that for security reasons, we will require that you present the admission ticket included with this proxy statement. We will require positive picture identification from all attendees at our Annual Meeting. We reserve the right to exclude any person whose name does not appear on our official shareholder list as of our record date of March 10, 2004. If you hold shares in “street name” and do not have a ticket, please bring a letter from your stockbroker, or a current brokerage statement, to indicate that the broker is holding shares for your benefit. We also reserve the right to request any person to leave the Annual Meeting who is disruptive, refuses to follow the rules established for the meeting or for any other reason. Cameras, recording devices and other electronic devices, signs and placards will NOT be permitted at the meeting.

Page Number
Purposes of the Meeting
Voting Your Shares
Solicitation of Proxies
Shareholders Eligible to Vote; List Available
Establishing a Quorum
Householding of Documents

Item 1: Election of Directors
Biographical Information on the Candidates
How Nominees to our Board are Selected
Committees of our Board
Director Compensation
Corporate Governance and Director Independence
Communicating with our Board Members

Item 2: Amendment of our Long-Term Equity Plan to Increase the Number of Shares
Authorized for Issuance Under the Plan by 15,000,000 Shares
Purpose of the Plan
Reasons for Proposed Amendment
Why do we need an increase in the number of shares available for awards under the Plan?
Steps taken to Counter Dilution
Description of the Plan
Certain Federal Income Tax Consequences of the Plan
Vote Required for Plan Amendment
Text of Proposed Plan Amendment

Item 3: Ratifying our Audit Committee’s Appointment of Deloitte & Touche LLP As our Independent Accounting Firm

Audit Committee Report
Response to Shareholder Action Taken at our 2003 Annual Meeting
Stock Ownership Information
Executive Compensation
CEO Compensation
Employment Agreements with Other Named Executive Officers
Compensation Committee Report on 2003 Compensation
Section 16(a) Beneficial Ownership Reporting Compliance
Copies of Form 10-K Available
2005 Shareholder Proposals
Common Stock Performance Graph
Comparison of Five-Year Cumulative Total Return

Appendix A – Corporate Governance Guidelines
Appendix B – Audit Committee Charter

i

PROXY STATEMENT FOR THE
2004 ANNUAL MEETING OF SHAREHOLDERS OF OFFICE DEPOT, INC.

2200 OLD GERMANTOWN ROAD
DELRAY BEACH, FLORIDA 33445
TELEPHONE (561) 438-4800

This proxy statement contains important information about our 2004 Annual Meeting of Shareholders, to be held on May 14, 2004. We are mailing this proxy statement and accompanying proxy card to our shareholders on or about April 1, 2004.

Purposes of the Meeting. Our Annual Meeting will consider important matters outlined in the Notice of this Meeting. We have mailed these proxy materials to you in connection with the solicitation of proxies by our Board of Directors (our “Board”). Our Board asks that you authorize your proxy to vote as they recommend.

Voting your Shares. If you cannot attend the Meeting in person, you may vote your shares: (1) by completing, signing and returning your proxy card to us in the enclosed postage-paid envelope; (2) by voting electronically using a touch-tone telephone (1-800-435-6710); or (3) by using the Internet to vote your shares (www.eproxy.com/odp). If your shares are held in “street name” with a broker or similar party, you will need to contact your broker to determine whether you will be able to vote using one of these alternative methods. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to use the Internet or telephone to vote, you must do so by 4:00 p.m. Eastern time on May 13, 2004.

OUR BOARD RECOMMENDS that you vote FOR its nominees as directors of the Company as described in Item 1, and that you vote FOR the request to approve an increase in the number of shares authorized under our Long-Term Equity Incentive Plan, described in Item 2, and that you vote FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent accountants as described in Item 3.

Proxies. Our Board has appointed certain persons (“proxies”) to vote proxy shares in accordance with the instructions of our shareholders. If you authorize the proxies to vote your shares, but do NOT specify how your shares should be voted, they will vote your shares as our Board recommends. If any other matters are presented for consideration at our Annual Meeting, your shares also will be voted as our Board recommends. You can change or revoke your proxy, (1) by mailing your request to our Corporate Secretary at our corporate headquarters so that it is received not later than 4:00 p.m., on May 13, 2004, (2) by filing a proxy with a later date, or (3) by voting your shares by ballot in person at the Annual Meeting.

Solicitation of Proxies. In addition to soliciting proxies by mail, we may also solicit proxies in person, by telephone or over the Internet. Our employees do not receive additional compensation for their solicitation services. Certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party (the “beneficial owner”) may solicit proxies for us. If so, they will mail proxy information to, or otherwise communicate with, the beneficial owners of shares of our common stock held by them. We have also hired Mellon Investor Services LLC (“MIS”) to assist us in communicating with these institutions and forwarding solicitation materials to them, and we have agreed to pay MIS a fee of $13,500 plus reimbursement of their reasonable out-of-pocket expenses in connection with this service. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Shareholders Eligible to Vote at Our Annual Meeting; List of Shareholders Available. Owners of our common stock as of the close of business on March 10, 2004 (the “Record Date”) will be entitled to vote at our Annual Meeting. Our official stock ownership records will conclusively determine whether you are a “holder of record” as of the Record Date. A list of shareholders entitled to vote at the meeting will be available at our Annual Meeting and for ten days prior to the meeting between the hours of 9 a.m. and 4 p.m. Eastern Time at our corporate headquarters in Delray Beach, Florida. As of March 10, 2004, there were 311,657,517 shares of common stock issued by Office Depot and owned by shareholders (i.e. excluding shares held in treasury by Office Depot). Each share of common stock is entitled to one vote on each matter considered at our Annual Meeting.

Establishing a Quorum. In order for us to transact business at our Annual Meeting, the holders of the majority of the outstanding shares of our stock must be present, either in person or by proxy. Shareholders choosing to abstain from voting and broker “non-votes” will be treated as present and entitled to vote for purposes of determining whether a quorum is present. Abstentions and broker “non-votes” will not be counted as a vote “for” or “against” any matter. However, abstentions will have the same effect as voting “no” or against a matter voted on at our Meeting which requires the affirmative vote of a majority of the shares present and voting. Broker non-votes will not be counted as shares entitled to vote and, accordingly will not affect the outcome with respect to any matter to be voted on at the meeting.

Householding of Annual Disclosure Documents. The Securities and Exchange Commission has approved a rule concerning the delivery of disclosure documents, called “householding”. Under that rule, certain, banks, brokers and other intermediaries have arranged for a single set of our annual report and proxy statement to be delivered to multiple shareholders sharing an address unless those banks, brokers and other intermediaries have received contrary instructions from one or more of the shareholders. The rule applies to our annual reports and proxy statements. Each shareholder will continue to receive a separate proxy card or voting instruction card. We will deliver promptly upon written or oral request a separate copy of this proxy statement and annual report to a shareholder at a shared address to which a single copy of the document was sent. If you would like to receive your own set of such documents in future years, contact us by calling or writing to our Department of Investor Relations at our Corporate Headquarters at: 2200 Old Germantown Road, Delray Beach, FL 33445 or Call us at: 800-937-3600 x87641. Two or more shareholders sharing an address can request delivery of a single copy of our annual disclosure documents if they are receiving multiple copies by contacting us in the same manner. If a broker or other nominee holds your shares, please contact ADP and inform them of your request by calling them at: (800) 542 –1061 or writing to them at: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Please be sure to include your name, the name of you brokerage firm, and your account number.

* * * *

Matters to be Considered by Our Shareholders

Item 1: Election of Directors

Nominees for Directors of Office Depot

Twelve (12) individuals have been nominated for election as directors at our Annual Meeting, to serve for a term of office that continues from the date and time of their election until our next Annual Meeting of Shareholders, or until their successors are elected and qualified. The 12 nominees for directors who receive the highest number of votes cast at our Meeting will be elected. All of our directors form a single class of directors. Information about these individuals, their business experience and other relevant information is set forth below. The Company expresses its deep appreciation to several directors who have decided not to seek re-election at our 2004 Annual Meeting: Cynthia R. Cohen, Bruce Gordon, Frank Scruggs and Peter Solomon. We thank all of them for their dedicated service on our Board.

Lee A. Ault III	Neil R. Austrian	David W. Bernauer
Abelardo E. Bru	David I. Fuente	Brenda J. Gaines
Myra M. Hart	W. Scott Hedrick	James L. Heskett
Patricia A. McKay	Michael J. Myers	Bruce Nelson

Should any of these nominees become unable to serve (for example, if any of them should become ill or incapacitated or should die), our Corporate Governance & Nominating Committee may propose a substitute nominee. If a substitute nominee is named, all proxies voting FOR these nominees will be voted for the substitute so named (unless you specify on your proxy card to withhold voting for such person). If a substitute nominee is not named, all proxies will be voted for the election of the remaining nominees (or as directed on your proxy card). In no event will more than twelve (12) directors be elected at our Annual Meeting.

Your Board of Directors Recommends a Vote FOR Item 1 on Your Proxy Card –
Election of all Nominees Listed Above as Directors

Biographical Information on the Candidates

LEE A. AULT III	AGE: 67

Mr. Ault has served as one of our directors since August 1998. He is currently Chairman of the Board of In-Q-Tel, Inc., an information technology company. Mr. Ault served as Chief Executive Officer of Telecredit, Inc., a payment services company, from November 1968 until January 1992. He also was President of Telecredit, Inc. from 1968 until 1983 and Chairman of the Board from 1983 until January 1992. Telecredit, Inc. was merged into Equifax, Inc. in December 1990. Since 1990, Mr. Ault has served as a director of Equifax, Inc. He served as a director of Viking Office Products, Inc. (“Viking”) from 1992 until August 1998 when we merged with Viking. He also is a director of American Funds Insurance Series, a private investment management company and Anworth Mortgage Asset Corporation, a real estate investment trust.

NEIL R. AUSTRIAN	AGE: 64

Mr. Austrian has served as one of our directors since August 1998. Mr. Austrian served as President and Chief Operating Officer of the National Football League from April 1991 until December 31, 1999. He was a Managing Director of Dillon, Read & Co. Inc. from October 1987 until March 1991. Mr. Austrian served as a director of Viking from January 1988 until August 1998 when we merged with Viking. He also serves as a director of Hughes Electronics, a publicly traded company.

DAVID W. BERNAUER	AGE: 59

Mr. Bernauer is a candidate to serve as a director of our Company for the first time in 2004. He has served since 2003 as Chairman, President & Chief Executive Officer of Walgreen Company, the nation’s largest drugstore chain. From 2002 to 2003 he served as President & CEO of Walgreen; from 1999 to 2002 as President & COO of Walgreen, and he has served in various management positions, with increasing areas of responsibility at Walgreen since 1966. He serves as a member of the Board of Walgreen Company.

ABELARDO (AL) E. BRU	AGE: 55

Mr. Bru is a candidate to serve as a director of our Company for the first time in 2004. He has served since February 2003 as Chairman & Chief Executive Officer of Frito-Lay North America. Frito-Lay North America is an $8.5 billion division of PepsiCo, Inc. and the largest snack-food maker in the world. He joined Frito-Lay in 1999 as President & Chief Executive Officer. Prior to joining Frito-Lay, Mr. Bru served in various capacities for Sabritas, a subsidiary of PepsiCo and the largest snack food maker in Mexico, from 1992 to 1999. Mr. Bru has served in various senior international positions with PepsiCo Foods International since joining PepsiCo in 1976.

DAVID I. FUENTE	AGE: 58

Mr. Fuente has been a director since he joined Office Depot in December 1987 and until December 29, 2001, he served as Chairman of our Board, when he was succeeded in that capacity by our Chairman and Chief Executive Officer, Bruce Nelson. Until July 17, 2000, Mr. Fuente also served as Chief Executive Officer of our Company. He is a director of Ryder System, Inc., and Dick’s Sporting Goods, both publicly traded companies.

BRENDA J. GAINES	AGE: 54

Ms. Gaines has been a director of our Company since February 2002. Ms. Gaines has served since 1999 as North American President of Diners Club International, a Division of Citigroup. From 1994 until 1999, she served as Executive Vice President, Corporate Card Sales for Diners Club International, and prior to that she served in various positions of increasing responsibility within Citigroup or its predecessor corporations from 1988. From 1985 to 1987, Ms. Gaines was Deputy Chief of Staff for the Mayor of the City of Chicago. She serves on the Boards of the Dr. Martin Luther King Jr. Boys and Girls Clubs, Junior Achievement and the Chicago Museum of Science and Industry, all non-profit organizations in the City of Chicago.

MYRA M. HART	AGE: 62

Doctor Hart is a candidate to serve as a director of our Company for the first time in 2004. From 1995 to the present time, she has served, and currently serves, as Professor, Entrepreneurial Management at the Harvard Business School. From 1985 until 1990, Dr. Hart was employed by Staples, Inc. in various management capacities, with a primary emphasis on strategic planning and growth implementation in new and existing markets. She is Chairwoman of the Center for Women’s Business Research, a Trustee of Cornell University, and a member of the Committee of 200.

W. SCOTT HEDRICK	AGE: 58

Mr. Hedrick has been a director of our Company since April 1991. From November 1986 until April 1991, he was a director of The Office Club, Inc., which has been our subsidiary since April 1991, when Office Depot acquired it. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979. Mr. Hedrick is also a director of Golden State Vintners, Inc. and Hot Topic, both publicly traded companies.

JAMES L. HESKETT	AGE: 70

Mr. Heskett has served as one of our directors since May 1996. Mr. Heskett has served on the faculty of the Harvard University Graduate School of Business Administration since 1965. He has taught courses in marketing, business logistics, the management of service operations, business policy and service management. He is also a director of Limited Brands, a publicly held company and Intelliseek, Inc., a privately held company.

PATRICIA A. MCKAY	AGE: 45

Ms. McKay is a candidate to serve as a director of our Company for the first time in 2004. She has served since 2003 as Chief Financial Officer of Restoration Hardware, Inc. a California-based public company that is a specialty retailer of high-quality home furnishings, decorative accessories and hardware. From 1997 until 2003, she was Senior Vice President, Finance, for AutoNation, Inc., the nation’s largest retailer of automobiles, with sales of nearly $20 billion. From 1988 until 1996, Ms. McKay served in various financial positions for Dole Food Company, Inc., culminating in the position of Vice President Finance & Controller, a position she held from 1993 until 1996.

MICHAEL J. MYERS	AGE: 63

Mr. Myers has served as one of our directors since July 1987. He is the President and a director of First Century Partners Management Company, an advisor to private venture capital equity funds. He is also president and a director of Salomon Smith Barney Venture Corp., a wholly owned subsidiary of Smith Barney Holdings, Inc., which acts as the managing general partner of two private venture capital equity funds. From 1976 until January 1992, he was a Managing Director of Smith Barney, Harris Upham & Co., Inc.

BRUCE NELSON	AGE: 59

Mr. Nelson has been Chairman of our Board of Directors since December 29, 2001 and our Chief Executive Officer since July 17, 2000. Previously, he served both as President of Office Depot International and as President and Chief Operating Officer of our subsidiary, Viking Office Products, Inc. He has been one of our directors since he joined us in August 1998. From January 1996 until August 1998, he served as President and as a Director of Viking. From July 1995 until January 1996, Mr. Nelson was Chief Operating Officer of Viking, and from January 1995 until July 1995, he was Executive Vice President of Viking. From 1990 until July 1994, Mr. Nelson was President and Chief Executive Officer of BT Office Products USA. He had previously worked for over 22 years at Boise Cascade Office Products in a number of executive positions.

HOW NOMINEES TO OUR BOARD ARE SELECTED

Candidates for election to our Board of Directors are nominated by our Corporate Governance & Nominating Committee (the “Committee” or the “Nominating Committee”) and ratified by our full Board of Directors for nomination to the shareholders. The Committee operates under a charter, which is available on our corporate website at www.officedepot.com. You will find the charter of the Committee and the charters of all of our other Board committees under the headings “Company Information, Investor Relations, Corporate Governance.” A copy of the charter is available to all shareholders upon request, addressed to the Secretary of our Company at our address provided elsewhere in this proxy statement. All members of the Committee are Independent under the standards established by the New York Stock Exchange.

Our Nominating Committee will give due consideration to candidates recommended by shareholders. Shareholders may recommend candidates for Nominating Committee consideration by submitting such recommendation directly to the Committee by mail or electronically, using the methods described under the heading “Corporate Governance and Director Independence; Communicating with our Board of Directors. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph. However, just because a recommended individual meets the minimum qualification standards does not imply that the Committee necessarily will nominate the person so recommended by a shareholder.

Our Nominating Committee believes that the minimum qualifications for serving on our board are that a nominee have substantial experience in working as an executive officer for, or serving on the board of a public company, or that he or she demonstrates by significant accomplishment in another given field of endeavor, whether in the for-profit or the non-profit sectors, an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our Company. A Director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity, as confirmed by a background and security check. All Directors should possess a basic understanding of financial matters, have an ability to review and understand the Company’s financial and other reports, and to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the shareholders of the Company. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board. In addition to these factors, our Committee seeks to have a Board that represents diversity as to gender, race and background experiences.

Our Nominating Committee identifies nominees in a number of ways. One method is the recommendation of a sitting member of the Board, who personally knows and has an understanding of the qualifications of a proposed nominee. A second method is an awareness of persons who are successful in business, the non-profit sector or a profession, whether personally known to a member of the Board or not. Such persons are contacted from time to time to ask whether they would be willing to serve. If they are willing, then the Committee conducts significant amounts of due diligence to ensure that a nominee possess the qualifications, qualities and skills outlined above. The Nominating Committee also from time to time engages search firms to assist the Committee in identifying potential Board nominees, and we pay such firms a fee for conducting such searches. As mentioned above, our Nominating Committee also is open to receiving recommendations from shareholders as to potential candidates it might consider.

Our Nominating Committee engaged the professional search firm Egon Zehnder to assist it in recruiting new Board nominees for our 2004 Annual Meeting. Egon Zehnder was engaged directly by our Nominating Committee, and the Committee was responsible for oversight of the work of this firm. The Committee reviewed a number of potential candidates, and following several rounds of evaluation and interviews, David Bernauer, Abelardo Bru, Myra Hart and Patricia McKay were nominated to our Board by our Nominating Committee, and the Board in turn has provided those nominations to our shareholders.

COMMITTEES OF OUR BOARD

Our Board has established four standing committees – (i) Audit, (ii) Compensation, (iii) Corporate Governance & Nominating and (iv) Finance. Our Board met seven (7) times during fiscal 2003 and acted two (2) times by unanimous written consent. All of our directors attended more than 75% of the total number of Board meetings and meetings of the committees on which they serve.

Functions (Highlights Only)
See Charters on our
	Membership at December		Website for Further
	31, 2003		Explanation of Committee
	[Proposed Membership for		Duties and	Number of Meetings or
Committees	2004 (Pending Election)]		Responsibilities	Actions by Consent in 2003
Audit Committee (1)	Michael J. Myers, Chairman Lee A. Ault III Brenda J. Gaines James L. Heskett	1. 2.	Oversees financial reporting process. Meets with internal and external auditors regarding audit results.	Met seven times during 2003.
	[Michael J. Myers, Chair Brenda J. Gaines James L. Heskett Patricia A. McKay]	3. 4. 5.	Engages and ensures independence of our outside audit firm . Reviews effectiveness of internal controls. Oversees compliance with Code of Ethical Conduct.

Compensation Committee	W. Scott Hedrick, Chairman Neil R. Austrian Cynthia R. Cohen Bruce S. Gordon	1.	Approves salaries and incentive compensation of elected officers, as well as the compensation of our Board members.	Met two times during 2003.
		2.	Reviews compensation of certain other executive management employees.
	[Lee A. Ault III, Chair Neil Austrian Al E. Bru Myra Hart Scott Hedrick]	3. 4.	Administers employee benefit plans, including our Long-Term Equity Incentive Plan (stock option plan). Reviews management succession planning.

Corporate Governance & Nominating Committee	James L. Heskett, Chairman Lee A. Ault III Cynthia R. Cohen	1.	Reviews and makes recommendations to the Board concerning the size and composition of our Board and its committees and the recruitment and selection of directors.	Met six times during 2003.
		2.	Nominates director candidates for election at Annual Meetings.
	[James L. Heskett, Chair Lee A. Ault III Brenda J. Gaines Scott Hedrick]	3.	Reviews and makes recommendations to the Board concerning corporate governance policies and practices.

Functions (Highlights Only)
See Charters on our
	Membership at December		Website for Further
	31, 2003		Explanation of Committee
	[Proposed Membership for		Duties and	Number of Meetings or
Committees	2004 (Pending Election)]		Responsibilities	Actions by Consent in 2003
Finance Committee	Neil Austrian, Chairman Bruce S. Gordon Frank P. Scruggs, Jr. Peter J. Solomon	1. 2.	Reviews our financial policies and procedures. Reviews annual capital budgets and major spending requests from management.	Met six times during 2003.
		3. 4.	Monitors our financial standing and financial ratings. Reviews our long-range financial objectives.
	[Neil Austrian, Chair David W. Bernauer Al E. Bru David Fuente]	5.	Provides oversight and advice to management regarding our capital structure.

(1) Our Board has reviewed and made the determinations required by the listing standards of the New York Stock Exchange (“NYSE”) and regulations of the United States Securities and Exchange Commission (“SEC”) regarding the independence of, and the financial literacy of, the members of our Audit Committee. In addition, our Board has determined that the Chairman of our Audit Committee, Michael Myers, by virtue of his extensive career in business, including the securities industry, and experience in the areas of investment banking, finance and business generally, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

DIRECTOR COMPENSATION

During 2003, our Directors who are not employees of the Company were paid an annual stipend of $50,000 and received a fee of $1,000 for each Board meeting (up to one-half day), $2,000 for any meeting which is longer than one half day. Fees for telephonic meetings were $1,000. They also were paid $1,000 for each Committee meeting ($1,500 for the Committee Chair) attended by them. In addition, the Chair of our Audit Committee received an additional annual stipend of $25,000 for serving in that position, and the Chairs of our other committees each received an additional annual stipend of $15,000 for serving in their positions. They also were reimbursed for expenses incurred in such attendance. Additionally, under our Long-Term Equity Incentive Plan, the number of stock options granted to our non-employee Directors and the terms and provisions of these options are determined by our Board’s Compensation Committee. Non-employee Directors were awarded options to purchase 11,250 shares of our common stock in 2003. Non-employee Directors are permitted to defer up to 100% of their compensation under a deferred compensation plan.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Governance and Director Independence. Office Depot is committed to principles of good corporate governance and the independence of our Board of Directors from the management of our company. All members of our Audit Committee, our Compensation Committee and our Corporate Governance & Nominating Committee have been determined by our Board to be independent directors within the applicable listing standards of the New York Stock Exchange (the “Exchange”). Our Board has reviewed the various relationships between members of our Board and the Company and has affirmatively determined that none of our Directors have material relationships with Office Depot other than Mr. Nelson. All other members of our Board are considered ‘independent directors’ under the listing standards of the Exchange. In addition, the first-time nominees to our Board, Messrs. Bernauer and Bru and Mesdames Hart and McKay, have all been determined to be ‘independent directors’ under the listing standards of the Exchange. If elected, all committees of our Company will be comprised solely of independent directors. The basis for such determination by our Board is either that the independent director has no business relationship other than his or her service on our Board, or that while an independent director may have some involvement with a company or firm with which our Company does business, our Board has determined that such involvement is not material. None of our Directors serve as an executive officer of a charitable organization to which our Company made contributions during 2003. Mr. Nelson does not sit on any of our Committees as an official member, but attends all committee meetings ex officio. Our former CEO, Mr. Fuente, serves on the Finance Committee of our Board, which is not a committee mandated either by the Exchange or by any legal or regulatory requirement. See description of the Finance Committee elsewhere in this proxy statement.

At each regular meeting of our Board of Directors, a private session, without management present, is conducted by the non-management members of our Board. Pursuant to our Board governance procedures, the independent directors, as a group, annually select one independent director as the “Lead Director” for the purpose of setting the agenda and presiding at these executive sessions. James L. Heskett currently serves as Lead Director.

Code of Business Conduct (Code of Ethical Behavior). Our Board has adopted a Code of Ethical Behavior for all our employees and our Directors. A copy of this Code may be viewed at our corporate website, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance/Code of Ethics.” In addition, a printed copy of our Code of Ethical Behavior will be provided to any shareholder upon request submitted to our Corporate Secretary at the address listed elsewhere in this proxy statement.

Corporate Governance Guidelines. Our Board has adopted Governance Guidelines for our Company. Those Guidelines are attached to this proxy statement as Appendix A and also may be viewed at our corporate website, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.” In addition, a printed copy of our Governance Guidelines will be provided to any shareholder upon request submitted to our Corporate Secretary at the address listed elsewhere in this proxy statement.

Charters of our Board Committees. The Charters of our Board Committees are available on our corporate website, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.” The amended and restated Charter of our Audit Committee also is attached to this proxy statement as Appendix B. In addition, printed copies of any of our Board Committee Charters will be provided to any shareholder upon request submitted to our Corporate Secretary at the Company’s address listed elsewhere in this proxy statement.

COMMUNICATING WITH OUR BOARD MEMBERS

Our shareholders have several available options to communicate directly with our Board of Directors. You may contact any member (or all members) of our Board (including without limitation the Lead Director or the non-management directors as a group), any Board committee or any chair of any such committee by mail or electronically. To communicate with our Directors by mail, correspondence may be addressed to any individual director, the non-management Directors as a group, the Lead Director, any Board committee or any committee chair by either name or title. All such mailings are to be sent “c/o Corporate Secretary” at our corporate headquarters address, which is 2200 Old Germantown Road, Delray Beach, FL 33445. To communicate with any of our Directors electronically, shareholders should go to our corporate website, www.officedepot.com. Under the headings “Company Information/Investor Relations/Corporate Governance/Communicating with our Board,” you will find a form that may be used for writing an electronic message to any individual director, the non-management Directors as a group, the Lead Director, any Board committee or any committee chair by either name or title. Follow the instructions on our website in order to send your message electronically. This capability is anticipated to be available not later than June 1, 2004. In the interim, communications are limited to mail deliveries in the manner described above.

All regular mail received as set forth in the preceding paragraph will be examined by the office of our General Counsel for the sole purpose of determining whether the contents actually represent a message to our Directors. The General Counsel’s office will also examine the mailing from the standpoint of security. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of the non-management directors as a group (such as a committee of our Board), the General Counsel’s office will make the contents available to each Director who is a member of the group to which the envelope is addressed.

In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address, which is 2200 Old Germantown Road, Delray Beach, FL 33445, or electronically, at our corporate website, www.officedepot.com under the headings “Company Information/Investor Relations/ Corporate Governance/Communicating with our Board”. This capability is anticipated to be available not later than June 1, 2004. In the interim, communications are limited to mail deliveries in the manner described above. Communications to our Audit Committee may be submitted anonymously, if sent by mail, addressed to the Audit Committee Chair, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

It is our Board’s policy that each of our Directors shall attend the Annual Meeting of our shareholders. All of our Directors were in attendance at the 2003 Annual Meeting of our shareholders.

* * * *

         Item 2: Amendment of Our Long-Term Equity Incentive Plan to Increase the Number of Shares Authorized for Issuance under the Plan by 15,000,000 Shares to 62,068,750 Shares of Our Company’s Stock

Purpose of the Plan

Our Long-Term Equity Incentive Plan (the “Plan”) exists to provide one important component of compensation for our officers, directors and certain key employees. The Plan has been adopted and previously approved by our shareholders (including amendments to the Plan from time to time) for the purpose of attracting, retaining and rewarding the best available persons for positions of substantial responsibility in our Company. In addition, the Plan serves to align the interests of our officers, directors and key employees with the interests of our shareholders, since the benefits of the Plan are realized generally only if the market price of our stock increases in the marketplace. The Plan permits issuance of stock options (both Incentive Stock Options and non-qualified stock options), Stock Appreciation Rights (“SARs”) and Restricted Shares of our stock. Grants are made at the discretion of the Compensation Committee of our Board of Directors, which consists solely of independent directors of our Company.

Reasons for Proposed Amendment

For several reasons, the Compensation Committee has recommended to our Board, and our Board now recommends to our shareholders, that the number of shares authorized and available for issuance under the Plan be increased by 15 million shares of stock, from 47,068,750 shares of our stock to 62,068,750 shares. Of this total number (i.e. 47,068,750 total authorized shares), we had shares available for issue as of our fiscal year-end 2003 of 6,319,192 (or only approximately 13% of the currently authorized total shares under the Plan). Also at our fiscal year-end, we had issued but unexercised options outstanding of 29,452,938. The balance of shares originally approved for issuance under the Plan have been exercised, and the resulting shares of our stock are either being held or have been sold.

In October 1998, our shareholders approved an amendment to the Plan to increase the number of shares which may be granted as awards under the Plan to 20,712,500. Pursuant to the terms of the Plan, this number automatically increased to 31,068,750 as a result of the three for two stock split which became effective April 1, 1999. In April 2000, our shareholders voted in favor of a Plan amendment to increase the number of shares with respect to which awards may be granted under the Plan to the current level of 47,068,750 shares.

In April 2002, our shareholders voted to amend the Plan to provide for certain changes in the Plan that included allowing for the grant to our executive officers and members of our Board, as an alternative to traditional stock options (“TSO’s”), certain performance-accelerated stock options (“PSO’s”), which have a longer vesting period and a shorter term than TSO’s, but as to which the vesting may be accelerated upon the occurrence of certain positive performance achievements by our Company. The creation of PSO’s by our Board (and approval by our shareholders) was, in part, a response to the fact that in recent years, a number of companies have implemented various types of performance-based stock options. Some of these plans utilize stock options granted at exercise prices that are at a fixed amount or a fixed percentage above the market price of the issuer’s stock on the date of grant. Others use so-called performance-contingent options, where the stock option is forfeited if a certain level of stock price performance is not achieved. Yet others use what are referred to as performance-accelerated stock options. These stock options are issued at the market price on the date of grant, but have a significantly longer vesting schedule than traditional stock options. Vesting may be accelerated, however, if specified company performance criteria are met.

Our Compensation Committee and Board determined, and our shareholders approved, Plan amendments to utilize the third of these alternatives, or performance-accelerated stock options, as a component of the stock option grants to our Chairman and Chief Executive Officer, our Division Presidents, our Executive Vice Presidents and our Directors.

Why do we need an increase in the number of shares available for awards under the Plan?

Our Company has enjoyed considerable growth in the period since 2000, when we last requested an increase in the number of authorized shares under the Plan. For example, in 2003, we substantially expanded our operations in Europe through the acquisition of Guilbert, S.A., virtually doubling the size of our business in Europe and establishing the Company as the leading reseller in the office supplies business in many key countries in Europe. In the same four-year period, our e-commerce business worldwide has enjoyed spectacular growth to over $2.6 billion in annual sales in 2003. With these expansions of our business, we have added a number of key personnel, including new country management leadership in Europe, e-commerce management, and we anticipate continuing to add personnel, particularly in Europe and in technical areas, such as our IT organization and our rapidly expanding e-commerce business. In addition, our contract business continues to grow, and we expect to continue to add key managers in this area.

This dramatic increase in our overall business size, coupled with ambitious plans for the future growth of our Company, requires that we have sufficient shares authorized for issuance to new key managers and other employees. If we do not add sufficient capacity to the Plan, we may be unable to attract the right caliber of personnel to our Company or to retain the services of key managers currently with our Company, including key executives in recently- acquired businesses, which could jeopardize the future growth prospects of our Company.

As a result of these factors, we have determined that we do not currently have available a sufficient number of shares authorized under the Plan to cover normally anticipated needs. We believe at this time that an increase of 15 million shares, from 47,068,750 shares to 62,068,750 authorized shares under the Plan will be sufficient to cover our anticipated needs under the Plan for the next several years, possibly until 2008. This is consistent with our commitment to shareholders in 2000 that the increase approved at that time would be sufficient for at least three (3) years, which has turned out to be the case.

Steps Taken to Counter Dilution

Our Company is aware of the potential for dilution under the Plan, as more shares are issued. To help counter this dilutive effect, our Board has authorized in recent years a series of stock repurchase plans, of approximately $50 million annually, to offset dilution due to issuance of shares under the Plan. In 2001-2002, we repurchased 3,154,031 of our shares for this purpose, and in 2003, we repurchased 3,222,635 of our shares for the same purpose. While future repurchases are in the discretion of our Board of Directors, they have authorized an additional $50 million in repurchases in 2004, to counter dilution by additional awards under the Plan.

Description of the Plan

General. The Plan, which our shareholders first approved effective October 1, 1997, allows us to grant stock options, stock appreciation rights (“SARs”) in tandem with options, restricted stock, performance awards and any combination of the foregoing to directors, officers, key employees, and certain other key individuals who perform services for our Company. Stock options, as discussed above, now include either TSO’s or PSO’s. The original purpose of adopting the Plan was to incentivize eligible individuals to maximize shareholder value and otherwise contribute to the success of our Company. The Plan also enables us to attract, retain and reward the best available persons for positions of substantial responsibility.

The Plan is administered by the Compensation Committee of our Board. Because grants awarded under the Plan are made entirely at the discretion of this Committee, the recipients, amounts and values of future benefits to be received pursuant to the Plan are not determinable. The shares of our Common stock reserved for issuance pursuant to the Plan are subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend or similar change in our corporate structure or the outstanding shares of our common stock. Such shares may be authorized and unissued or reacquired and held as treasury shares.

Eligibility. Our directors (whether or not employees), officers and key employees, including those of our subsidiaries, who are selected by our Compensation Committee are eligible to receive grants pursuant to the Plan. However only our domestic employees may receive grants of incentive stock options. As of February 29, 2004, approximately 3,592 employees were eligible to participate in the Plan.

Stock Options. Pursuant to the Plan, our Compensation Committee may award grants of incentive stock options (“incentive options”) conforming to the provisions of Section 422 of the Internal Revenue Code (the “Code”, and other stock options (“non-qualified options”). However, the number of shares of our common stock underlying grants of options and/or SARs made to any participant in any one-year shall not exceed 2,000,000 shares. The exercise price of any option is determined by our Compensation Committee in its discretion at the time of the grant, but may not be less than 100% of the fair market value of a share of our stock on the grant date. The exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the voting power of our Company may not be less than 110% of such fair market value on such date. The Plan also provides that no option or SAR may be granted in substitution for a previously granted option or SAR if the new award would have a lower option exercise price or SAR appreciation base than the award it replaces. In other words, stock option ‘repricing’ is not allowed under the Plan.

The term of each option also is established by our Compensation Committee, subject to a maximum term of ten years from the date of grant (or five years from the grant date in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of Office Depot). In addition, the Plan provides generally that all options cease vesting on, and terminate 90 days after, the date on which a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, Office Depot or its subsidiaries, except for certain provisions applicable to Section 16 Officers and members of our Board of Directors, for whom a longer period is allowed under certain circumstances, due to such persons having restricted periods of time when they can exercise stock options during their tenure with the Company.

The Plan also provides that unless our Compensation Committee decides otherwise:

(a)	Upon a Plan grantee’s death while still an employee of our Company, all of the grantee’s options become fully vested and exercisable and remain so for 24 months after the date of death, provided that all incentive options must be exercised within twelve months of the grantee’s death or they will be treated as non-qualified stock options under the plan;

(b)	Upon the retirement of a grantee, non-qualified stock options vested as of the date of retirement will remain exercisable for a period of 18 months after retirement;

(c)	Upon a grantee’s termination for cause (as defined in the Plan), all options terminate immediately;

(d)	Upon the voluntary separation of a Section 16 officer or a member of the Board of Directors of the Company, all non-qualified stock options granted to such person which are vested at the date of such voluntary separation will remain exercisable for a period of 18 months after such voluntary separation; provided that the Section 16 officer or director has had a period of service of five (5) years or longer as an employee or director of the Company as of the date of such voluntary separation (but in no event beyond the termination date of the stock option pursuant to the terms of its original grant);

(e)	Upon the involuntary separation (including a termination for good reason, as defined in the Plan) of a Section 16 officer or a member of the Board of Directors, other than for cause (as defined in the Plan), all non-qualified stock options granted to such person which are vested at the date of such involuntary separation will remain exercisable for a period of 18 months after such involuntary separation, regardless of the period of service of such Section 16 officer or director of the Company (but in no event beyond the termination date of the stock option pursuant to the terms of its original grant); and

(f)	Upon a change in control of Office Depot, all options become fully vested and exercisable.

Upon exercise of a SAR, the grantee will receive an amount in cash and/or shares of our common stock equal to the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Restricted Stock. Under the Plan, our Compensation Committee also may award restricted stock subject to conditions and restrictions, and for such duration (which shall be at least twelve months except as other described below), as determined by the Committee in its discretion. Except as otherwise provided by our Compensation Committee, all restrictions on a grantee’s restricted stock will lapse immediately prior to a change in control of our Company or at such time as the grantee ceases to be a director, officer or employee of, or otherwise perform services for us or one of our subsidiaries due to death or retirement. Unless our Compensation Committee decides otherwise, if a grantee ceases to serve as a director, officer or employee of, or otherwise perform services for, our Company, all of his or her restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

Performance Awards. Our Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives with respect to specified performance criteria, such as return on equity, over a specified performance cycle, as designated by the Committee. Performance awards may include specific dollar-value target awards, performance units, (the value of which is established by our Compensation Committee at the time of grant) and/or performance shares, the value of which is equal to the fair market value of a share of our common stock on the date of grant. The value of a performance award may be fixed or may fluctuate on the basis of specified performance criteria. The number of shares of our common stock or the amount of cash that can be granted to a participant to satisfy a performance award in any one year cannot exceed 100,000 shares or $2.0 million, respectively.

Except as otherwise provided by our Compensation Committee, in the event of a change in control of our company, or if a grantee ceases to be a director, officer or employee of, or otherwise perform services for, Office Depot or its subsidiaries due to death, or retirement, prior to completion of a performance cycle, the grantee will receive the portion of the performance award payable to him or her based upon the achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If a grantee ceases to be a director, officer or employee of, or otherwise perform services for us or one of our subsidiaries for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award.

Vesting. The terms and conditions of each award made under the Plan, including vesting requirements, will be set forth, consistent with the Plan, in a written document provided to each grantee. Unless our Compensation Committee determines otherwise, no award under the Plan may vest and become exercisable within twelve months of the date of grant; other than immediately prior to a change in control of our Company and in certain other circumstances upon a participant’s termination of employment or performance of services as described above.

Transferability. Unless our Compensation Committee determines otherwise, no award made pursuant to the Plan will be transferable otherwise than by will or the laws of descent and distribution, and each award may be exercised only by the grantee or his or her guardian or legal representative.

Amendment and Termination of the Plan. No options may be granted under the Plan after the close of business on September 30, 2007 and the Plan may be terminated by our Board at any time. Our Compensation Committee, with concurrence of the Board, may amend the Plan in its discretion, except that no amendment will become effective without the approval of our shareholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange listing requirements.

Certain Federal Income Tax Consequences of the Plan

The following discussion is intended only as a brief summary of the federal income tax rules relevant to options or shares issued under the Plan, as based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees’ United States federal income tax treatment, and the state, local and foreign tax consequences may be substantially different. Certain Plan participants are residents of foreign countries. These grantees are provided country-specific tax summary information at the time they receive grants under the Plan.

Non-Qualified Options. A grantee does not recognize any taxable income, and we are not entitled to a tax deduction, upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the grantee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of our common stock acquired over the option exercise price. A grantee’s basis in the stock received is equal to such stock’s fair market value on the date of exercise. We are entitled to a tax deduction equal to the compensation taxable to the grantee.

If a grantee sells our common stock acquired pursuant to the exercise of a non-qualified option, the grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and the grantee’s basis in the stock. Capital gains are currently taxed at a maximum rate of 15% in the case of stock held for more than 12 months, and 35% in the case of stock held for not more than 12 months. The capital gain holding period will begin on the exercise date. We are not entitled to any tax deduction with respect to any capital gain recognized by the grantee.

Capital losses on the sale of stock may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

Incentive Options. An optionee does not recognize taxable income on the grant or exercise of an incentive option. However, the excess of the stock’s fair market value on the exercise date over the option exercise price will be included in the grantee’s alternative minimum taxable income and thereby may subject the grantee to an alternative minimum tax. Such alternative minimum tax may be payable even though the grantee receives no cash upon the exercise of his or her incentive option with which to pay such tax.

Upon the disposition of shares of our common stock acquired pursuant to the exercise of an incentive option, if such shares are held for (i) more than one year after the date of exercise, and (ii) more than two years after the grant date (the “Required Holding Periods”), the grantee recognizes capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price. We are not entitled to any tax deduction by reason of the grant or exercise of an incentive option, or a disposition of stock received upon the exercise of an incentive option after the Required Holding Periods have been satisfied.

If a grantee disposes of shares of our common stock acquired pursuant to the exercise of an incentive option before the expiration of the Required Holding Periods (a “Disqualifying Disposition”), the difference between the exercise price of such shares and the lesser of (i) the fair market value of such shares upon the date of exercise or (ii) the selling price, will constitute compensation taxable to the grantee as ordinary income. We would be allowed a corresponding tax deduction equal to the amount of compensation taxable to the grantee. If the selling price of the stock exceeds the fair market value on the exercise date, the excess will be taxable to the grantee as capital gain. We are not allowed a tax deduction with respect to any such capital gain recognized by the grantee.

At the present time, it is the intention of our Compensation Committee not to award any further incentive stock options after February 19, 2004 and instead to award only non-qualified stock options.

One Million Dollar Compensation Limit. If a covered employee’s total compensation from our Company (including compensation related to options) exceeds $1 million in any given year, such compensation in excess of $1 million may not be tax deductible by us under Section 162(m) of the Code. The “covered employees” for any given taxable year of Office Depot are our Chief Executive Officer and the four other most highly compensated executive officers at the end of the taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is “performance-based” within the meaning of Section 162(m) of the Code. We intend that compensation realized upon the exercise of an option, SAR or a performance award granted under the Plan be regarded as “performance-based” under Section 162(m) of the Code and that such compensation be deductible without regard to the limits of Section 162(m) of the Code.

Vote Required for the Plan Amendment

The affirmative vote of a majority of the votes cast by the holders of shares of Office Depot Common stock represented in person or by proxy at our Annual Meeting is required for approval of the Plan Amendment.

Text of Proposed Plan Amendment

The Amendment to the Plan submitted for your approval is as follows: The first sentence of Section 4 of the Long-Term Equity Incentive Plan is hereby amended as follows:

Subject to adjustments as provided in Section 15, as of any date the total number of shares of Common stock with respect to which awards may be granted under the Plan (the “Shares”) shall equal the excess (if any) of 62,068,750 over (i) the number of shares of Common stock subject to outstanding awards under the Plan or the Prior Plans, (ii) the number of shares of Common stock in respect of which options and stock appreciate rights have been exercised under the Plan or the Prior Plans, and (iii) the number of shares of Common stock issued pursuant to performance awards or issued subject to forfeiture restrictions which have lapsed under the Plan or the Prior Plans.

Your Board of Directors Recommends a Vote FOR
Item Number 2 on your Proxy Card, Amending Our Long-Term Equity Incentive Plan.

Item 3: Ratifying Our Audit Committee’s Appointment
of Deloitte & Touche LLP as Our Independent Accounting Firm

Information About Our Independent Accountants

In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“SOA”), the Audit Committee of our Board has appointed the certified public accounting firm of Deloitte & Touche LLP (“Deloitte”) as independent accountants to audit our consolidated financial statements for the fiscal year ending December 25, 2004. Deloitte has audited our consolidated financial statements each year since 1990. Representatives of Deloitte will be present at our Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from shareholders. Although our Audit Committee already has appointed Deloitte as our independent accountants for 2004 and the vote of our shareholders is not required, we request that the shareholders nevertheless ratify this appointment. Regardless of the vote of the shareholders, our Audit Committee’s decision to appoint Deloitte as our independent accountants for 2004 will not be changed, but our Audit Committee may take into consideration the vote of our shareholders on this matter in selecting independent accountants to serve as our outside auditors in future years.

Audit & Other Fees

The aggregate fees billed by our independent accountants for professional services rendered in connection with (i) the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended December 28, 2002 and December 27, 2003, and (ii) the review of our quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2002 and 2003, as well as fees paid to our audit firm for audit-related work, tax compliance, tax planning and other consulting services are set forth below.

Audit & Other Fees Paid to Deloitte &
Touche LLP	2002	2003
Audit Fees	$1,641,000	$2,664,000

Audit Related Fees (as defined under the Sarbanes-Oxley Act of 2002)	**See footnote below	1,234,977

Tax Compliance Fees	**See footnote below	685,932

Tax Planning Fees	1,973,000**	1,004,666

All Other Fees*	6,201,000	1,168,892

Total Fees	$9,815,000	$6,758,467

Ratio of Audit Fees, Audit Related Fees and Tax Compliance Fees To Total Fees paid to our Audit Firm in the years indicated.**	17% - Audit fees 83% - All other fees**	67.8% - Audit, Audit-Related and Tax Compliance Fees 32.2% - All other fees (including tax planning fees)

*On April 15, 2003, our Audit Committee voted unanimously to discontinue the use of Deloitte & Touche LLP for any management consulting services, and to limit the services of our outside accountants to audit work, audit-related work, and tax services, all of which must be preapproved by the Committee. The category “all other fees” includes fees for consulting services in 2003 paid for work instituted prior to this action by our Audit Committee. That consulting work included projects focused on improving merchandising effectiveness and the efficiencies of our transportation and logistics operations.

**Prior to 2003, the Company did not maintain records sufficient to distinguish tax compliance and tax planning fees, so we have included all fees paid in 2002 for tax-related services as if they were for ‘tax planning’ services. Similarly, prior to 2003, the Company did not maintain records on ‘audit-related’ fees.

Financial Information Systems Design and Implementation Fees

We did not engage our independent accountants to provide any professional services in connection with (i) operating or supervising the operation of our information system or managing our local area network; or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

All Other Fees

All audit work performed by Deloitte is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by Deloitte in advance of the commencement of such work. Our Audit Committee has delegated to the chairman of the Committee the right to approve such non-audit related assignments between meetings of the Committee, and the Chairman then reports on all such approvals at the next meeting of the Committee, which considers ratification of such approvals by the Committee Chairman. In 2003, all fees paid to Deloitte were approved by our Audit Committee in advance of the performance of work by Deloitte, and no fees were approved after the services were rendered by our accounting firm.

The Audit Committee of our Board has determined that the non-audit services rendered by our independent accountants during our most recent fiscal year are compatible with maintaining their independence.

Your Board of Directors Recommends a Vote FOR Item 3 on Your Proxy Card
Ratification of Our Audit Committee’s Appointment of Deloitte & Touche LLP as our Independent Accountants

* * * *

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Office Depot Board of Directors (the “Committee”) is comprised of four independent directors. The responsibilities of the Committee are set forth in its written charter (the “Charter”), which has been adopted by our Board of Directors (the “Board”). A copy of the Charter is attached to this proxy statement as Appendix B and also may be obtained from our Company in the manner described elsewhere in this proxy statement.

The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent accountants, internal auditors and management of the Company to review accounting, auditing, internal controls and financial reporting matters. Pursuant to the Sarbanes-Oxley Act of 2002 (“SOA”), our Committee has certain other duties, which include the engagement of our independent accounting firm, Deloitte & Touche LLP (“Deloitte”), pre-approval of both audit and non-audit work in advance of Deloitte’s commencing such work and other obligations as imposed by SOA. Pursuant to applicable provisions of SOA, we have delegated to our Chairman, Michael Myers, the authority to pre-approve engagements of Deloitte between meetings of our Committee, provided that he reports to us at each meeting on pre-approvals since the date of our last Committee meeting. Our Board has determined that Mr. Myers is an “audit committee financial expert” under the regulations of the SEC promulgated pursuant to authority granted to it under SOA. Mr. Myers’ qualifications are detailed in his biographical information set forth earlier in this Proxy Statement. In addition, in accordance with listing standards of the New York Stock Exchange (the “Exchange”), our Board has determined that each member of our Audit Committee is financially literate as required by such listing standards.

During fiscal year 2003, this Committee met seven times, four times in person and three times by telephonic communication prior to the release of quarterly earnings information (one review of earnings information took place at a regular meeting of the Committee). The Company’s senior financial management and independent and internal auditors were in attendance at all such meetings. At each such meeting held in person, this Committee conducted a private session with the management of our Internal Audit Department as well as the external, independent accountants, without the presence of management.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent accountants to review or audit, as applicable, such financial statements in accordance with generally accepted auditing standards.

We have reviewed and discussed with senior management the Company’s audited financial statements for the fiscal year ended December 27, 2003, included in the Company’s 2003 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging our oversight responsibility as to the audit process, we have discussed with Deloitte, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Communications with Audit Committees). SAS 61 requires our independent accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including: (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

We have obtained from Deloitte a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between Deloitte and the Company that in their professional judgment may reasonably be thought to bear on independence. Deloitte has discussed its independence with us, and has confirmed in its letter to us that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with our independent and internal auditors and senior management of the Company, we have recommended to our Board that the financial statements prepared by the Company’s management and audited by its independent accountants be included in the Company’s 2003 Annual Report to Shareholders, and that such financial statements also be included in the Company’s Annual Report on Form 10-K, for filing with the United States Securities & Exchange Commission. The Committee also has appointed Deloitte as the Company’s independent accounting firm for 2004.

As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management and independent accountants. In discharging our duties as a Committee, we have relied on (i) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent accountants with respect to such financial statements.

Presented by the members of the Audit Committee:

Michael J. Myers (Chair)
Lee A. Ault, III, Member
Brenda J. Gaines, Member
James L. Heskett, Member

* * * *

Response to Shareholder Action
Taken at Our 2003 Annual Meeting

There are no proposals from our shareholders to be presented at our 2004 Annual Meeting.

At our Annual Meeting in 2003, our shareholders approved the following resolution:

RESOLVED, That the shareholders of Office Depot, Inc. (hereinafter “the Company”) request the Board of Directors to redeem the shareholder rights plan that was adopted in 1996 unless such plan is approved by a majority vote of shareholders to be held as soon as may be practicable.

In response to this Resolution, our Corporate Governance & Nominating Committee, together with management and our outside legal counsel, carefully reviewed our Shareholder Rights Plan (the “Plan”), and in November 2003, we filed with the SEC a revised Plan, which we believe is responsive to our understanding of the aspects of the Plan which certain of our shareholders found objectionable. The following excerpt from our Form 8-K/A, filed at that time, describes the principal modifications made to the Plan:

       In . . .the event (x) the Corporation receives a “Qualifying Offer”, meaning an offer which (among other things) (i) is for all of the Corporation’s Common Stock, (ii) consists of cash and/or marketable securities, (iii) includes a firm commitment letter from an established financial institution stating that the offeror has the money to pay any cash included in the offer, (iv) has a non-waivable condition that the offeror must own at least two-thirds of the Corporation’s Common Stock after the consummation of the offer, (v) stays open for at least 60 business days and is extended in the event of a price increase or a competing offer, (vi) commits the offeror to buying all other shares of the Corporation Common Stock at a prices not less than the original offer, and (vii) if the original offer is unsuccessful, prohibits the original offeror from making another offer for the Corporation’s equity securities for 6 months, unless a subsequent Qualifying Offer which is at least 10% higher than the original offer is made by an unrelated third party, and (y) the Corporation receives a Special Meeting Notice from the holders of at least 10% of the shares of Common Stock then outstanding (other than the shares of Common Stock held by the Person making the Qualifying Offer and such Person’s affiliates and associates), then the Corporation’s Board of Directors is required to call a special stockholder meeting the purpose of which is to allow the stockholders to vote on a resolution to redeem the Rights Agreement (a “Special Meeting”).

       In the event that the Special Meeting is not held on or prior to the sixtieth (60th) day following receipt of the Special Meeting Notice (the “Outside Date”) or if, at the Special Meeting, the holders of a majority of the shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board of Directors of the Corporation shall vote in favor of the redemption resolution and provided that no person or entity has become an Acquiring Person prior to the redemption date referred to below, then all of the Rights shall be deemed redeemed by such failure to hold the Special Meeting or such shareholder action, as the case may be, at the Redemption Price, effective as of the close of business on the tenth (10th) business day following the Outside Date (if the Special Meeting is not held on or prior to such date) or the date on which the results of the vote on the redemption resolution at the Special Meeting are certified as official, as the case may be. Immediately upon redemption of the Rights, the ability of holders to exercise the Rights will terminate and the only rights of such holders will be to receive the Redemption Price.

In addition, our Board also amended the Plan to delete certain so-called ‘continuing director’ provisions and also certain special purpose provisions which were no longer applicable to the Company.

Please see a copy of our Form 8-K/A, filed with the SEC, for additional details.

We believe that the actions of our Board were meaningfully responsive to the sentiments of our shareholders, as expressed at the 2003 Annual Meeting.

STOCK OWNERSHIP INFORMATION

Our Largest Shareholders; Ownership by Our Directors and Executive Officers

We have provided a stock ownership table below that contains certain information about shareholders whom we believe are the “beneficial” owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our directors and our “NEO’s” and our directors and executive officers as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock, based solely upon filings on Forms 13G, filed with the SEC.

Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

				Percent of
Name of Beneficial Owner			Beneficial	Class (Less than
(As of December 31, 2003)			Ownership	1% not shown)
Capital Research and Management Company (1)
333 South Hope Street, Los Angeles, California 90071			18,150,000	5.8%
FMR Corp. (2)
82 Devonshire Street, Boston, Massachusetts 02109			20,906,716	6.7%
Fidelity Management & Research Company	20,213,240	(3)		6.455%
Fidelity International Limited	106,300	(4)		0.034%
Fidelity Management Trust Company	586,928	(5)		0.187%
Strategic Advisers, Inc.	248	(6)		0.000%
Harris Associates LP (7)
Two North LaSalle Street, Suite 500, Chicago, IL 60602			19,703,262	6.29%
Oppenheimer Capital LLC (8)
1345 Avenue of the Americas, 49th Floor, New York, NY 10105			17,723,321	5.7%
Putnam, LLC d/b/a Putnam Investments (9)
One Post Office Square, Boston, MA 02109			18,300,237	5.8%
(Board of Directors and Named Executive Officers*)
Lee A. Ault III			72,575
Neil R. Austrian			217,647
Cynthia R. Cohen			77,568
David I. Fuente			1,973,128
Brenda J. Gaines			9,375
Bruce S. Gordon			9,375
Scott Hedrick			149,333
James L. Heskett			81,125
Michael J. Myers			136,019
Bruce Nelson			2,256,177

		Percent of
Name of Beneficial Owner	Beneficial	Class (Less than
(As of December 31, 2003)	Ownership	1% not shown)
Frank P. Scruggs, Jr.	64,125
Peter J. Solomon	243,096
Jerry Colley	342,812
Rolf van Kaldekerken	175,837
Charles E. Brown	247,728
David C. Fannin	200,396
All Directors and Executive Officers as a Group (23 Persons in Total)	7,135,956	2%

*Includes shares of common stock subject to options which are exercisable within 60 days of March 10, 2004. See table below for detail.

(1)	The information about Capital Research and Management Company (“Capital”) is as of December 31, 2003 and was derived from an SEC filing by Capital. Capital is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and reported that it acts as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and is deemed to have sole dispositive power over 18,150,000 shares but does not have sole or shared voting power with respect to such shares.

(2)	The information about FMR Corp. (“FMR”) is as of December 31, 2003 and was derived from an SEC filing by FMR, Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, a director of FMR. FMR, on behalf of its direct and indirect subsidiaries, Fidelity Management & Research Company, Fidelity International Limited, Fidelity Management Trust Company and Strategic Advisers, Inc., reported that these entities have sole dispositive power over 20,906,716 shares and sole voting power over 693,476 shares.

(3)	Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, acts as investment advisor to various investment companies (the “Funds”) that hold these shares. Mr. Johnson and FMR (through control of Fidelity and the Funds) each is deemed to have sole dispositive power over 20,213,240 shares and no voting power over these shares as the Funds’ Boards of Trustees have sole power to vote these shares.

(4)	Fidelity International Limited (“FIL”), in which Mr. Johnson and members of his family control approximately 40% of the voting stock, provides (with various foreign based subsidiaries) investment advisory and management services to a number of non-U.S. investment companies and institutional investors. FIL is deemed to be beneficial owner of these shares of common stock and has sole voting and dispositive power over these shares.

(5)	Fidelity Management Trust Company (“Fidelity Trust”), a subsidiary of FMR, serves as investment adviser to institutional accounts that hold these shares. Mr. Johnson and FMR (through control of Fidelity Trust) each is deemed to have sole dispositive power over these shares and sole power to vote or direct the voting of 586,928 shares owned by these institutional accounts.

(6)	Strategic Advisers, Inc., a subsidiary of FMR, serves as investment advisor to individual accounts that hold these 248 shares. FMR (through its control of Strategic Advisers, Inc.) is deemed to have beneficial ownership of 248 shares of the Company’s stock and has sole or shared voting power with respect to securities held by its clients.

(7)	The information about Harris Associates LP (“Harris”) is as of December 31, 2003 and was derived from an SEC filing by Harris. Harris is a Delaware limited partnership, the General Partner of which is Harris Associates, Inc., a Delaware corporation. Harris reported that it serves as investment adviser to the Harris Associates Investment Trust (“Harris Trust”), that various of Harris’s officers and directors are also officers and trustees of Harris Trust, and that Harris Trust owns 13,614,900 shares, which are included as shares over which Harris has shared voting and dispositive power, and thus, as shares beneficially owned by Harris because of Harris’s power to manage Harris Trust’s investments. Harris reported that it has shared power to vote 19,703,262 shares, sole dispositive power with respect to 6,088,362 shares and shared dispositive power with respect to 13,614,900 shares.

(8)	The information about Oppenheimer Capital LLC (“Oppenheimer”) is as of December 31, 2003 and was derived from an SEC filing by Oppenheimer. Oppenheimer is a Delaware limited liability company and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and reported that it has sole voting power and sole dispositive power with respect 17,723,321 shares of Office Depot, Inc. under its written guidelines as an investment adviser.

(9)	The information about Putnam, LLC d/b/a Putnam Investments (“Putnam”) is as of December 31, 2003 and was derived from an SEC filing by Putnam. Putnam made such filing on behalf of itself and its affiliates, Marsh & McLennan Companies, Inc. (“Marsh”), Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company, LLC (“PAC”). Each of Putnam, PIM and PAC is a Delaware limited liability company. Marsh is a Delaware corporation. Putnam reported that it has shared voting power over 1,341,074 shares and shared dispositive power over 18,300,237 shares. PIM has shared voting power with respect to 744,700 shares and shared dispositive power over 16,646,198 shares, and PAC has shared voting power with respect to 596,374 shares and shared dispositive power over 1,654,039 shares.

Options Exercisable within 60 Days of Record Date

The number of options which are or will be exercisable within 60 days of March 10, 2004 for each person named in the table above and for our Executive Officers and Directors as a group is as follows:

Lee A. Ault III	39,375	Neil R. Austrian	69,375
Cynthia Cohen	75,456	David I. Fuente	1,970,211
Brenda Gaines	9,375	Bruce S. Gordon	9,375
Scott Hedrick	80,183	James L. Heskett	73,125
Michael J. Myers	101,250	Bruce Nelson	2,127,056
Frank P. Scruggs, Jr.	61,875	Peter J. Solomon	101,250
Charles E. Brown	206,249	Jerry Colley	333,334
Rolf van Kaldekerken	175,836	David Fannin	180,799
All Executive Officers and Directors as a Group (Twenty –three (23) Persons)	6,416,582

* * * *

EXECUTIVE COMPENSATION

The following table provides a summary of the annual and long-term compensation which we paid to (or deferred for): (i) our Chairman of the Board and Chief Executive Officer, and (ii) the four other most highly compensated persons who were serving as executive officers of our Company at the end of fiscal 2003, (collectively referred to herein as the “Named Executive Officers” or “NEOs”) for services rendered during the 2001, 2002 and 2003 fiscal years.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation Awards
		Annual Compensation			Awards & Payouts(1)

							Securities
					Other Annual	Restricted	Underlying	All Other
			SALARY	BONUS	Compensation	Stock Awards	Options	Compensation
NAME	PRINCIPAL POSITION	YEAR	$	$	$ (2)	$ (3)	#	$ (4)
Bruce Nelson	Chairman and	2003	1,000,000	- 0 -	74,070	—	575,000	1,840,740
	Chief Executive Officer	2002	1,000,000	1,866,667	84,197	—	825,000	4,094,522
		2001	1,000,000	1,000,000	69,210	—	1,000,000	1,050,427

		2003	530,000	- 0 -	17,559	—	150,000	249,820
Jerry Colley (5)	President, North	2002	530,000	643,067	33,450	—	150,000	11,702
	American Stores	2001	432,690	325,000	—	—	250,000	135,085

Rolf Van	President, Office	2003	508,500	315,000	88,080	—	150,000	91,392
Kaldekerken (6) (7)	Depot Europe &	2002	470,000	584,220	99,513	—	150,000	67,963
	Viking Europe	2001	366,972	238,532	—	—	100,000	—

Charles E. Brown	Executive Vice	2003	450,000	250,000	90,181	—	58,750	199,106
(7)	President & Chief	2002	450,000	504,000	65,348	—	58,750	18,563
	Financial Officer	2001	351,923	255,000	—	358,800	100,000	5,444

David C. Fannin	Executive Vice	2003	400,000	150,000	190,326	—	58,750	122,877
(7)	President & General	2002	400,000	425,600	81,912	—	58,750	123,093
	Counsel	2001	400,000	240,000	- 0 -	—	50,000	135,442

(1)	There were no long-term incentive plan payouts to any of the Named Executive Officers in any of the years listed.

(2)	Amounts of Other Annual Compensation shown (only categories that account for 25% or more of total perquisites for each such officer are detailed) for 2003 include a profit-sharing payment to Mr. Nelson of $44,305 and Mr. Nelson’s car allowance of $24,000. Mr. van Kaldekerken’s amount also reflects a European housing allowance of $34,794. For Messrs. Brown and Fannin, also shown are matching amounts paid into their DCP 401(k) Shadow Plan accounts of $20,466 and $54,693, respectively.

(3)	The fair market value at fiscal year-end 2003 for restricted shares held by Mr. Brown was $660,800 (40,000 shares granted 2001).

(4)	“All Other Compensation” amounts for 2003 include: For Mr. Nelson, vesting of deferred matching bonus amount awarded in 2001 of $750,000; vesting of a 50,000 shares restricted stock awarded in 1999 in the amount of $816,250 (based on FMV of ODP stock on vesting date); $228,594 for split dollar life insurance, and an amount for personal use of corporate aircraft of $45,896. For Mr. Colley, vesting of deferred matching bonus award in 2001 in the amount of $243,750 and $6,070 for split dollar life insurance. For Mr. Brown, vesting of deferred matching bonus award in 2001 in the amount of $191,250 and $7,856 for split dollar life insurance. For Mr. Fannin - $122,877 for split dollar life insurance. Mr. van Kaldekerken received contributions to a non-split dollar insurance plan in Europe in the amount of $91,392.

(5)	Mr. Colley joined our Company in February 2001.

(6)	Mr. Van Kaldekerken’s cash compensation is paid in Euros. The translation to U.S. Dollars is based upon the exchange rate in effect as of December 31, 2003.

(7)	While no bonuses were earned under our 2003 Bonus Plan, certain discretionary recognition awards were granted by the Compensation Committee of the Board to certain of our Executives. For all other purposes in this Proxy Statement, these payments are treated as bonus payments.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to all options granted in fiscal 2003 to the Named Executive Officers.

	Number of		Percentage of total				Grant Date
	Securities Under-		Options Granted to	Exercise or Base			Present Value (1)
NAME	lying Options		Employees in Year	Price ($/share)	Grant Date	Expiration Date	($)
Nelson	200,000		3.52%	11.485	2/14/2003	2/14/2013	902,860
	375,000	(2)	6.60%	11.485	2/14/2003	2/14/2010	1,692,863

Colley	75,000		1.32%	11.485	2/14/2003	2/14/2013	338,573
	75,000	(2)	1.32%	11.485	2/14/2003	2/14/2010	338,573

Van Kaldekerken	75,000		1.32%	11.485	2/14/2003	2/14/2013	338,573
	75,000	(2)	1.32%	11.485	2/14/2003	2/14/2010	338,573

Brown	40,000		0.70%	11.485	2/14/2003	2/14/2013	180,572
	18,750	(2)	0.33%	11.485	2/14/2003	2/14/2010	84,643

Fannin	40,000		0.70%	11.485	2/14/2003	2/14/2013	180,572
	18,750	(2)	0.33%	11.485	2/14/2003	2/14/2010	84,643

1) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options granted in 2003 by the Company to the persons listed above. The hypothetical values shown were calculated based upon the following assumptions: For all, the volatility rate is equal to 40%, and the dividend yield (representing the current per-share annualized dividends divided by the annualized fair market value of the common stock) is equal to 0%. The risk-free interest rate is 3.2%, based on the interest rate of a U.S. Treasury zero-coupon bond on the date of grant, with a maturity corresponding to the estimated time until exercise. The values do not take into account risk factors such as non-transferability or risk of forfeiture.

(2) Indicates “performance-accelerated stock options”, which have a longer vesting schedule than traditional stock options, unless certain performance parameters by our Company are achieved, in which event these options can vest earlier than their scheduled vesting date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

The following table shows you information about all options exercised by our Named Executive Officers in fiscal 2003 and the year-end value of unexercised options held by our Named Executive Officers.

			NUMBER OF		VALUE OF
			SECURITIES UNDERLYING		UNEXERCISED
			UNEXERCISED		IN-THE-MONEY
			OPTIONS AT		OPTIONS AT
			FISCAL YEAR-END		FISCAL YEAR-END (1)

	Shares Acquired on	Value Realized
NAME	Exercise (#)	($)	(#)Exercisable	(#) Unexercisable	($) Exercisable	($) Unexercisable
Nelson	- 0 -	- 0 -	1,982,854	1,791,668	8,684,314	2,707,047
Colley	66,666	486,328	100,000	383,334	217,250	1,948,255
Van Kaldekerken	129,166	910,015	92,502	270,834	13,556	867,317
Brown	100,833	896,541	162,916	118,751	153,972	432,506
Fannin	34,617	361,659	137,466	102,084	476,105	387,005

1.	In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For the purpose of calculating the values in this table, the fair market value is deemed to be $16.52 per share, the average of the high and low prices reported for NYSE transactions on December 26, 2003. The “Value of Unexercised, In-the-Money Options at Fiscal Year-end”, unlike figures in the “Value Realized” column, has not been, and may never be realized. The actual gain, if any, on exercise, will depend upon the value of the Company’s common stock on the date of such exercise.

LONG -TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts
			Under Plan (In Numbers of Shares) (1)
	Number of Shares, Units	Performance or Other Period Until	Threshold	Target	Maximum
NAME	or Other Rights	Maturation or Payout	(# of Shares)	( # of Shares)	( # of Shares)
Nelson	35,000	3 years	17,500	35,000	52,500
Colley	18,000	3 Years	9,000	18,000	27,000
Van Kaldekerken	15,000	3 Years	7,500	15,000	22,500
Brown	15,000	3 Years	7,500	15,000	22,500
Fannin	12,000	3 Years	6,000	12,000	18,000

1.	All awards are pursuant to the Company’s Performance Shares Plan (the “Plan”), approved by the Shareholders at the 2002 Annual Meeting. Pursuant to this Plan, select managers are awarded units in the Plan, which provides for an award of a specified number of shares of the Company’s stock provided that our Company meets or exceeds certain performance criteria established by our Compensation Committee. If the Company fails to meet the specified criteria, participants may receive as little as zero shares, or if it substantially exceeds those criteria, up to 150% of the base award amount. Each such Plan is a closed plan, established at the beginning of a three-year performance cycle and ending at the end of such three-year performance cycle. Each year, our Compensation Committee considers whether to establish such a Plan, the participants in the Plan and the measurement criteria to be utilized to determine awards pursuant to the Plan. The Committee did establish such a plan in 2003, and the performance shares awarded are indicated above.

Loans to Executive Officers of the Company

Prior to enactment of the Sarbanes-Oxley Act in July 2002, the Company made a loan, in 1997, to its now-President Europe, Rolf van Kaldekerken, in the amount of $322,114*. The loan bears interest at the rate of 6% per annum (payable interest only each year), is secured by a mortgage on Mr. van Kaldekerken’s personal residence and is repayable either upon Mr. van Kaldekerken’s departure from the Company, or sale of his personal residence. There is no provision for earlier repayment, other than a voluntary repayment by Mr. van Kaldekerken. This loan will not be renewed or extended.

Office Depot, Inc. has ceased making any loans of any type to executive officers for any purposes whatsoever and no longer will extend or maintain credit to, or renew any extension of credit, in the form of a personal loan, to or for the benefit of any of its executive officers or directors.

*Calculated on the balance due on a loan now denominated as 255,646 euros, translated to U.S. dollars at the year-end conversion of $1.26 to the euro.

* * * *

CEO COMPENSATION

Employment Agreement. Effective December 29, 2001, we entered into a new Employment Agreement with Bruce Nelson (the “Employment Agreement”) to serve as Chairman of the Board and Chief Executive Officer. The Employment Agreement amends, restates and supersedes certain prior agreements with Mr. Nelson. Mr. Nelson first became CEO on July 17, 2000. Under the terms of the Employment Agreement, we have agreed to employ Mr. Nelson through at least December 31, 2004. The Employment Agreement provides for automatic renewal for a period of one year (and from year to year thereafter) unless and until either Mr. Nelson or our Company notifies the other, in writing, at least six months prior to the end of the Employment Term (initially December 31, 2004), that he or it does not wish to renew the Employment Agreement.

Salary and Bonus. As of December 29, 2001, the date of the Employment Agreement, Mr. Nelson’s base salary was $1,000,000 per year. There has been no increase in Mr. Nelson’s base salary subsequent to that date. The Agreement provides that Mr. Nelson’s salary will be reviewed annually by our Compensation Committee and may be increased, but not decreased. Under the Agreement, Mr. Nelson also will participate in our Executive Officer Bonus Plan (“Bonus Plan”). Under this Plan, our Compensation Committee establishes annual performance targets for our CEO. We intend these performance targets to qualify as incentive compensation under Section 162(m) of the Internal Revenue Code, insofar as that is possible. Mr. Nelson’s bonus, if any, is primarily tied to earnings per share of the Company. For 2002 and subsequent years under the Employment Agreement, Mr. Nelson is eligible to achieve a bonus up to 200% of his base salary for achieving the “maximum” level of performance. His “minimum” bonus level (provided our Company’s performance in a given year qualifies for any bonus payment) is 70% of base salary, and his “target” bonus is 100% of base salary. Mr. Nelson did not receive a bonus for 2003.

Stock Options. In connection with entering into the new Employment Agreement as of December 29, 2001, our Compensation Committee provided Mr. Nelson with a total grant of one million stock options. 750,000 of these stock options have a grant date of December 20, 2001 and the remaining 250,000 have a grant date of January 2, 2002. All of these stock options vest in full on December 31, 2004, provided Mr. Nelson remains with our Company through such date, and are subject to earlier vesting in the event of a change in control of our Company, his death or disability, his termination without Cause or his resignation for “good reason” – all as such terms are defined in the Agreement. This one million-share grant has the feature of premium pricing. The exercise price for these stock options is 125% of the market price on the date of grant, which means that these options will not have realizable value to Mr. Nelson until the stock price increases substantially above the 2002 year-end closing price. These premium-priced stock options have an extended exercise period of three (3) years, regardless of whether Mr. Nelson remains employed by our Company during that period of time. Mr. Nelson received 575,000 stock option grants during 2003, in the regular course of stock option grants made to our executives by our Compensation Committee.

Change in Control Agreement. Mr. Nelson and our Company also are parties to a Change in Control Agreement, under the terms of which Mr. Nelson is entitled, upon a Change in Control of our Company, coupled with certain other events specified in the agreement, to a sum equal to three times the sum of his annual base salary at the time of the change in control plus his highest annual bonus during the period preceding the change in control. Mr. Nelson would also be entitled to the continuation of his benefits for a period of three years and certain other benefits.

Other Benefits. Mr. Nelson receives certain additional benefits under the terms of his Employment Agreement, which are generally comparable to our benefits for all executive management employees. Mr. Nelson and his spouse are entitled to health insurance coverage for their lifetimes.

Termination. If we terminate Mr. Nelson’s employment “without cause” or Mr. Nelson quits for “good reason,” as defined in the Employment Agreement, then he is entitled to receive his base salary through the second anniversary of his termination date; a pro rata portion of his bonus; the vested and accrued amounts under his incentive plans, health and welfare plans, deferred compensation plans and other benefit plans; and insurance benefits for him and his family through the second anniversary of his termination date (to the extent he and his family participated in these benefits prior to the termination) and vesting of the deferral account and stock options referred to above.

Employment Agreements with Other Named Executive Officers

We have Employment Agreements with each of our other Named Executive Officers. Each of these “Executive Employment Agreements” is substantially similar to the others. Each provides for a base salary which may be increased, but not reduced, and further provides that the executive will be entitled to participate in our bonus plan and other benefit plans. All of these Executive Employment Agreements are one-year “evergreen” agreements, which automatically renew each year unless either party notifies the other at least six (6) months in advance of expiration that it does not wish the agreement to be extended for an additional year. The Executive Employment Agreements also contain confidentiality, non-compete and non-solicitation provisions. All of our Named Executive Officers also are parties to Change in Control Employment Agreements (“CIC Agreements”). The purpose of the CIC Agreements is to assure the continued dedication of these executives, notwithstanding the possibility, threat or occurrence of a change in control (“CIC”). In the event of a CIC, each of these executives will be entitled to certain employment rights, including: (i) a minimum annual base salary and bonus; (ii) participation rights in our incentive, savings, retirement and welfare benefit plans; and (iii) certain payments and other benefits upon termination of employment.

* * * *

COMPENSATION COMMITTEE REPORT ON 2003 EXECUTIVE COMPENSATION

The following report of the Compensation Committee and the Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating all or any portion of this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference.

What is our Philosophy of Executive Compensation?

Our compensation philosophy is to design and implement compensation practices that motivate employees to enhance shareholder value. Our compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions as well as the achievement of specific pre-determined goals and objectives, primarily through the use of “at risk” compensation strategies. Our compensation program for executive officers consists of five (5) main components:

(i)	competitive base salaries,

(ii)	annual cash incentives based on our overall Company performance under our bonus plans;

(iii)	stock option awards intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests; and

(iv)	for our most senior executive officers, including our Chairman and Chief Executive Officer, our Division Presidents and our Executive Vice Presidents, (a) performance accelerated stock options and (b) performance shares.

The second, third and fourth components constitute “at risk” or “performance based” elements of each executive’s total compensation.

Base Salary. Our Compensation Committee determines base salaries for executive officers utilizing market survey data which focuses on other high performance and specialty retail companies. A number of the companies included in the comparison base are included in the S&P Retail Stores Composite and in the S&P 500. The Committee generally considers the median level of the executive market for comparably sized companies within these surveys in determining executive base pay levels.

Salary Adjustments in 2003. The 2004 base salary for Bruce Nelson, our Chairman and Chief Executive Officer, will remain the same as his base salary in 2003. Salaries for Mr. Van Kaldekerken will increase to $630,000* and for Mr. Brown to $525,000 in 2004. As a group, the base salaries of our NEOs increased by 6.8% for 2004 over 2003 levels.

*Note that Mr. Van Kaldekerken is paid in euros rather than dollars. The noted salary for 2004 reflects a euro-denominated salary of 500,000 euros, which translates to $630,000 at an exchange rate of $1.26 as of December 31, 2003.

Annual Bonus. The bonus compensation of our executive officers is generally determined pursuant to our bonus plans, which provide for cash awards to eligible participants, based upon objectives determined each year. The objectives of our bonus plans are to enhance shareholder value by rewarding employees for the attainment of financial objectives and for the attainment of specific work unit and individual goals linked to specified strategic elements of the business. Our Company utilizes a bonus plan formula which our shareholders approved at the 2002 Annual Meeting. By extending annual bonuses deep into the organization, we seek to motivate all managerial employees to help achieve our profit objectives and other key strategic initiatives. Awards under our Bonus Plan are expressed as a percentage of base salary earnings. Awards to executive officers are a function of the participant’s level of responsibility and our Company’s overall financial performance for a given year. Awards to other management employees under our Bonus Plan are also based on achievement of individual performance objectives.

Under our Bonus Plan, performance is measured in connection with attainment of specific financial objectives (including earnings per share) and may also be based on individual goals, where appropriate, that are established by the participant and his or her immediate supervisor. Our Chairman and Chief Executive Officer, as well as our other Executives are measured in connection with attainment of specific objectives based on one or more of the following measurements: EPS, TSR, RONA, ROI, relative performance against a peer group or other measure, or some other criterion established by the Compensation Committee of our Board of Directors at or near the beginning of each year1 pre-tax earnings, net earnings, earnings per share, return on net assets and return on equity. The Bonus Plan allows our Compensation Committee to adjust these measurements under certain circumstances. Our Compensation Committee approves the goals set for and awards to our Chairman and Chief Executive Officer, our Group Presidents, and our Executive Officers under our Bonus Plan. This emphasis on “at risk” compensation is consistent with our compensation philosophy and supports continued creation of shareholder value.

In order to ensure the eligibility for deduction of annual bonus payments (where the recipient’s total income exceeds $1 million), under Section 162(m) of the Code, it is necessary that our shareholders periodically approve the overall bonus plan of our Company. Our current Bonus Plan was approved by our shareholders at the Annual Meeting in 2002.

Performance Shares. Prior to December 31, 2001, we had in place a compensation program for certain senior executives which permitted certain of such executives to receive a matching bonus payment, deferred until a specified future date, and dependent upon the executive’s remaining with our Company through that future date. This plan was discontinued in fiscal year 2002 and replaced by a program of granting Performance Shares to certain of our senior executives. These shares of stock are essentially awards of restricted stock, having a three-year “cliff vesting” provision. Performance Shares will vest only if our Company’s TSR exceeds the return of a group of peer companies, which our Committee has selected and designated. Most of these comparison companies are in the retail sector. The purpose of our Performance Share program is to further incentivize those senior executives who are most in a position to influence the future success of our Company to outperform our competition in terms of return to our shareholders. We view this new program as a further alignment of the interests of our executive management team with the interests of our shareholders. It is the intention of our Committee to institute a similar three-year Performance Share program at the beginning of future years. Each such program will have its own three-year performance measurement cycle, peer group and list of participants. Once a performance cycle is in place, there will not be any change in the measurement criteria, peer group companies (other than due to peer group bankruptcies) or participants.

Bonus Awards in 2003. For 2003, potential Bonus awards to our executive officers were based on earnings per share. None of our executive officers earned a bonus in 2003 under the Bonus Plan. However, our Company did elect to make certain recognition awards to certain executive officers and other employees, for extraordinary performance in connection with certain key initiatives of our Company. Among our Named Executive Officers, Messrs. Van Kaldekerken, Brown and Fannin received such recognition payments, as set forth in the Summary Compensation Table above, primarily in connection with work done in the acquisition and integration of Guilbert, S.A. in 2003. Neither Mr. Nelson nor Mr. Colley received a recognition award.

Stock Based Incentive Program – Stock Options. The objective of stock option awards is to motivate grantees to maximize our long-term growth and profitability. Grantees can realize value from options granted only if our stock price increases after the date on which such options are granted, because the exercise price of options granted must be at least equal to the fair market value of our stock on the date of grant. The award of options thus aligns the long-range interests of the grantees with those of our shareholders. Grants of options are generally made annually. The Compensation Committee determined the grant levels for awards to our Chairman and Chief Executive Officer and our other executive officers after taking into consideration prior year’s grants, the organizational impact of the participant and the level of emphasis we placed on participant retention. Stock option awards below the executive officer level are a function of position within the organization.

In granting stock options in 2003, the Compensation Committee took into account the turn around efforts with which our officers were charged, and accordingly granted stock options to incentivize our management team to continue its good work in revitalizing the Company. To keep our Company competitive for top management talent, we believe our stock option program must remain viable by granting sufficient numbers of new stock options to keep our valued management talent incentivized and motivated to continue with our Company and to excel in future performance.

[1] EPS = earnings per share; TSR = total shareholder return, measured as the increase in stock price (plus any dividends paid on the Company#s shares) over a period of time, whether or not compared to the increase in stock price (plus dividends) of other comparable companies; RONA = total return on net assets of our Company; and ROI = total return on investment of our Company.

Performance-Accelerated Stock Options
Beginning in 2002, we instituted a new program of compensation for our executive officers, which added performance-accelerated stock options and performance shares to the traditional stock option element of their overall compensation. These compensation programs are intended to further align the interests of our executives with the interests of our shareholders, and to be responsive to various positions voiced by shareholders over the past couple of years. As approved by our shareholders in 2002, the amendments to our Option Plan are used by this Committee to provide a reduced number of traditional stock options (“TSO’s”) to our Chairman and CEO, Division Presidents and Executive Vice Presidents, along with a number of performance-accelerated stock options (“PSO’s”). Generally speaking, the more senior the executive officer, the more heavily weighted are his or her stock options in favor of PSO’s rather than TSO’s. PSO’s have a significantly longer vesting schedule than TSO’s (5 years versus 3 years), and a shorter option life (7 years versus 10 years), but the PSO’s may vest significantly earlier if the Company’s share price reaches certain performance levels prior to the five-year vesting period.

Value of Stock Options Awarded in 2003. Based on the Black-Scholes option-pricing model, the present value at date of grant of Mr. Nelson’s 2003 stock options represented approximately 72.2% of his total 2003 compensation of $3,595,723, as measured by salary, bonus, and present value of stock options granted in 2003. Since he did not receive a bonus payment for 2003, Mr. Nelson’s total “at risk” portion of his compensation (consisting of stock options plus his annual bonus (which was zero)) also represented approximately 72.2% of his compensation in 2003 as measured by salary, bonus, and stock options. Stock option awards granted to our other NEO’s for 2003 (as a group) represented approximately 41.99% of their 2003 compensation as measured by salary, bonus, and stock options. The total “at risk” portion, annual bonus and stock options for our other NEO’s represented approximately 58% of their 2003 compensation as measured by salary, bonus, and stock options.

Deferred Compensation Plan. Our executive officers and other key employees are permitted to defer up to 25% of their base salaries and up to 100% of their bonuses under the Office Depot, Inc. Officer Deferred Compensation Plan. Deferrals may generally be made for any period of time selected by the executive, but we have the right to further defer payouts under the plan in order to avoid exceeding the $1 million limit on executive compensation under Section 162(m) of the Code. Although the plan allows us to make additional matching deferrals and incentive contributions at our discretion, no such contributions were made under the plan for 2003.

Split Dollar Life Insurance. Effective April 1995, we provided certain of our executive officers the opportunity to purchase whole life insurance policies, with the premiums paid by us. If our assumptions regarding mortality, dividends and other factors are realized, we will recover all of our payments for premiums either from death benefits or from the executive, if the policy is transferred to the executive. Messrs. Nelson, Colley, Brown and Fannin have all been beneficiaries of this program. Mr. van Kaldekerken participates in a different insurance program in Europe. Effective January 1, 2004, our Company discontinued the split dollar life insurance plan for those executives in North America who were participants in the plan. In consideration for surrendering these policies to the Company, we paid the following amounts to our CEO and other senior executives: Mr. Nelson - $480,000; Mr. Colley - $80,000; Mr. Brown - $96,000; Mr. Fannin - $140,000. These amounts were determined based upon the amount of death benefit provided to the various executives and the estimated time remaining to their normal retirement age. They will be reflected in the Summary Compensation Table in our 2005 proxy statement. We also provided to each such executive a ‘gross-up’ payment to offset income taxes payable by them in connection with the payments made to them in surrender of the split dollar life insurance policies. Henceforth, the Company does not intend to maintain any program of split dollar life insurance. It will maintain a program of group term life insurance for all senior executives.

Executive Management Deferred Compensation Plan. We have implemented the Executive Management Deferred Compensation Plan (a non qualified retirement savings plan) to provide our executive officers and other management and sales executives the opportunity to defer retirement savings in addition to those amounts which may be deferred under the Office Depot Retirement Savings Plan (401(k) Plan). The Executive Management Deferred Compensation Plan allows us to supplement our matching contributions, which are limited under the Office Depot Retirement Savings Plan (401(k)) pursuant to provisions of the Internal Revenue Code.

Philosophy of Compensation of our Chairman and Chief Executive Officer. Our Employment Agreement with Mr. Nelson, entered into effective December 29, 2001, the date of his becoming our Chairman, as well as CEO, provides him with a base salary at the maximum deductible amount (to the Company) under Section 162(m) of the Code. Salary survey work performed for us by a reputable outside consultant indicates that Mr. Nelson’s base salary is competitive with the salaries paid to similarly situated executives at other similarly sized companies and is not excessive. In lieu of a larger base salary payment (a portion of which would be non-deductible by the Company for income tax purposes) to Mr. Nelson, the Compensation Committee and Board of Directors have elected to incentivize Mr. Nelson through substantial grants of stock options, some of which are premium-priced or performance-accelerated, as described above, as well as his receipt of performance shares. We believe that his overall compensation package closely aligns his interests with those of our shareholders. The Committee feels that Mr. Nelson’s compensation, including base salary, bonus payments and equity incentives, is properly oriented towards risk-based, incentive compensation and that the combination of base salary and incentive compensation is competitive with similarly situated chief executives. See the discussion above under the heading “CEO Compensation” for a more complete description of our employment agreement with Mr. Nelson.

Section 162(m) and Deductibility Limits under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation exceeding $1 million paid to our Named Executive Officers. However, certain “at risk” portions of our executive officers’ compensation (those portions currently being stock option grants, annual bonus, Performance-Accelerated Stock Options and Performance Shares) may qualify for deduction under Section 162(m). The Compensation Committee intends to continue to take actions, including seeking shareholder approval of bonus plans and other incentives, to ensure that our executive compensation programs meet the eligibility requirements under Section 162(m) of the Code. In certain cases, where our Committee believes our shareholder interests are best served by retaining flexibility of approach, we do grant incentive compensation that does not necessarily qualify for deduction under Section 162(m). In some cases, it may not be possible to keep a given person’s compensation under the Section 162(m) limit or to qualify all compensation for deductibility under Section 162(m) in a particular year, but that remains always the goal of this Committee. We strive to meet that goal, but the more important goal is to ensure that our compensation systems are competitive and enable us to attract and retain the most capable management team possible in furtherance of the interests of our shareholders.

Report of Compensation Committee

W. Scott Hedrick, Chairman
Neil R. Austrian, Member
Cynthia R. Cohen, Member
Bruce S. Gordon, Member

* * * *

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of their holdings and transactions of Office Depot common stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that each of our officers and directors complied with all Section 16(a) filing requirements applicable to them during fiscal 2003.

COPIES OF FORM 10-K AVAILABLE

We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended December 27, 2003, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. Requests should be sent to the Vice President, Investor Relations & Corporate Communications at our corporate offices, 2200 Old Germantown Road, Delray Beach, FL 33445.

2005 SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented for consideration at the 2005 Annual Meeting of Shareholders and to be included in our Proxy Statement for that meeting must be received by the Secretary at our corporate offices, 2200 Old Germantown Road, Delray Beach, FL 33445, Attn: Office of the General Counsel, on or before 5 p.m. (Eastern Standard Time) on December 3, 2004. Shareholder proposals to be brought before the 2005 Annual Meeting but not included in the Proxy Statement will be considered untimely after January 7, 2005, and the proxies we solicit for next year’s Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting. Notice of any shareholder proposal must include various matters as prescribed by the SEC, including a clear and concise description of the proposal, and the reasons for proposing it.

COMMON STOCK PERFORMANCE GRAPH

The graph shown below compares the cumulative total shareholder return on our common stock since December 31, 1998 with the S&P 500 Index and the S&P Specialty Stores Index. Note that in 2002, S&P discontinued publishing the S&P Retail Stores Composite Index and replaced that with the S&P Specialty Stores Index which we have used below.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG OFFICE DEPOT, INC., THE S&P 500 INDEX
AND THE S&P SPECIALTY STORES INDEX

	12/98	12/99	12/00	12/01	12/02	12/03
OFFICE DEPOT, INC.	$100.00	$44.52	$28.84	$74.95	$57.31	$66.82
S & P 500	$100.00	$121.04	$110.02	$96.95	$75.52	$97.18
S & P SPECIALTY STORES INDEX	$100.00	$71.46	$59.62	$96.23	$85.53	$115.17

* $100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 27.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Graph produced by Research Data Group, Inc.

OTHER MATTERS

It is not presently expected that any matters other than those discussed herein will be brought before our Annual Meeting. If, however, other matters do come before the Meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of our Board of Directors.

APPENDIX A

CORPORATE GOVERNANCE GUIDELINES

     The following Corporate Governance Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of Office Depot, Inc. (the “Corporation”) to assist the Board in the exercise of its responsibilities under the Sarbanes-Oxley Act of 2002 (the “Act”) and the New York Stock Exchange (“NYSE”) Rules for Listed Companies.

These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board and management level, and to enhance stockholder value over the long term. These Guidelines are a statement of policy and are not intended to change or interpret any federal or state law or regulation, including the Delaware General Corporation Law, or the Certificate of Incorporation or By-laws of the Corporation, the Act or the NYSE Rules. These Guidelines are subject to periodic review by the Corporate Governance & Nominating Committee (the “Governance Committee”) of the Board and to modification from time to time by the Board.

BOARD COMPOSITION

1.	Selection of Chair of the Board and Lead Independent Director

     A. The Board shall be free to choose its Chair in any way it deems best for the Corporation at any given point in time. The Chair of the Board shall be selected annually at the time of election of corporate officers of the Corporation. He or she may also serve as the Chief Executive Officer of the Company while serving as Chair of the Board.

     B. The non-management Directors on the Board (i.e. those who are not officers of the Corporation) shall separately select from among their ranks a person to serve as the “Lead Director”, who shall develop the agendas for, and shall preside at, meetings of the non-management Directors in executive session, without the presence of any management of the Corporation, including any management Director. This person must be an Independent Director as defined in Section 6 of these Guidelines.

2.	Size of the Board

     The Board believes that it should generally have no fewer than 9 and no more than 13 Directors subject to the provisions of the Corporation’s Certificate of Incorporation and its By-laws. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability.

3.	Selection of New Directors

     The Governance Committee shall be responsible for nominating candidates for election to the Board at the Corporation’s annual meeting of stockholders and for filling vacancies on the Board that may occur between annual meetings of stockholders, subject to concurrence of the entire Board. The Governance Committee shall be responsible for identifying, screening and recommending candidates to the entire Board for Board membership. When formulating its Board membership recommendations, the Governance Committee shall consider (but is not necessarily bound by) any advice and recommendations offered by the Chief Executive Officer, other Board members, the stockholders of the Corporation or any outside advisors the Governance Committee may retain. As a matter of policy, beginning with the Chief Executive Officer on the date of adoption of these Corporate Governance Guidelines, no former CEO of the Corporation shall serve on the Board after his or her term of office as CEO has ended, although he or she may be called upon to provide advice, guidance and insights to the Board as requested by it.

4.	Director Orientation and Continuing Education

     An orientation process for all new Directors will be maintained. This process includes comprehensive background briefings by the Corporation’s executive officers and other designated officers of the Corporation. In addition, all Directors shall periodically participate in briefing sessions on topical subjects to assist the Directors in discharging their duties. The orientation and continuing education programs, which are subject to the oversight of the Governance Committee, are the responsibility of the Chief Executive Officer and administered by the General Counsel/Corporate Secretary. All Directors are strongly encouraged to attend at least one Director education session each year. The Corporation shall pay for such continuing education sessions and shall reimburse the Directors for the reasonable and necessary costs of attending such sessions.

5.	Board Membership Criteria

     Nominees for Director shall be selected on the basis of their character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of the Corporation’s business environment, ability to make a time commitment to the Corporation and ability to bring unique and diverse perspectives and understandings to the Board processes. Board members are expected to rigorously prepare for, attend, and participate in all Board and applicable Committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding Director.

     The Governance Committee shall be responsible for assessing the appropriate balance of skills and characteristics required of Board members. The Board is committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise.

6.	Director Independence

     An “Independent” Director of the Corporation shall be one who meets the qualification requirements for being an independent Director under the corporate governance listing standards of the NYSE, including the requirement that the Board must have affirmatively determined that the Director has no material relationships with the Corporation, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Corporation. To guide its determination whether or not a business or charitable relationship between the Corporation and an organization with which a Director is so affiliated is material, the Board has adopted the following categorical standards:

•	An Independent Director shall have no direct business relationship with the Corporation other than his or her position on the Board and its Committees.

•	The fact that a Director of the Corporation is employed by a company or firm with which the Corporation does business shall not per se disqualify that person from being deemed Independent, provided that the Director is not personally involved in making business decisions related to the vendor or customer relationship with the Corporation and is not directly compensated based upon the size or nature of the relationship with the Corporation.

•	The fact that a Director of the Corporation is the holder of five percent (5%) or more of the outstanding stock (or ownership interest) of a material (involving $10 million or more in annual sales) vendor or customer of the Company shall cause such Director to be deemed not Independent.

7.	Percentage of Independent Directors on Board

     Independent Directors shall constitute a majority of the Board.

8.	Chair of the Governance Committee

     The Chair of the Governance Committee shall be an Independent Director.

9.	Retirement Age

     No Director after having attained the age of 72 years shall be nominated for re-election or reappointment to the Board, without the prior approval of the Governance Committee.

10.	Directors Who Change Their Present Job Responsibility

     The Governance Committee shall review the continued appropriateness of Board membership if a Board member has a material change in employment circumstances and the affected Director shall be expected to act in accordance with the Governance Committee’s recommendation. Each Director shall promptly notify the Chair of the Governance Committee if he or she changes position or company affiliation.

11.	Term Limits

     The Board does not mandate term limits for its Directors.

12.	Board Compensation

     A Director who is also an employee shall not receive additional compensation for service as a Director. The Compensation Committee is charged with the responsibility for reviewing (at least annually) and recommending to the full Board the form and amounts of compensation and benefits for non-employee Directors. In making its recommendation, the Compensation Committee shall seek to fairly compensate Directors at levels that are competitive with other companies in the industries in which the Corporation competes and to align Directors’ interests with the long-term interests of the Corporation’s shareholders. In its deliberations, the Governance Committee and the Board shall consider whether the levels of Director compensation could impair independence and shall critically evaluate any consulting, charitable contribution or other potential indirect compensation arrangements.

13.	Evaluation of Board

     The Board shall be responsible for periodically conducting a self-evaluation of the Board as a whole. The Governance Committee shall be responsible for establishing the evaluation criteria and overseeing the implementation of the process for such evaluation, which shall be conducted an annual basis.

14.	Evaluation of Committees of the Board

     As part of its role as the Corporation’s Nominating Committee, the Governance Committee shall conduct periodic reviews of each Committee’s contribution to the Corporation. In its review of the Committees, the Governance Committee shall review each Committee’s objectives, as stated at the beginning of each fiscal year, and compare those stated objectives to the results and time expended to achieve such results at the end of that year. The Governance Committee shall also consider the results of each such Committee’s self-evaluation process in determining whether to re-nominate members to each such Committee.

15.	Board Contact with Senior Management

     Board members shall have complete access to management of the Corporation on a direct basis, without having to obtain permission or clearance from any member of management. However, Board members shall use sound business judgment to ensure that such contact is not distracting, and, if contact or questions are posed in writing, such writing shall be copied to the Chief Executive Officer and the Chair of the Board.

     Furthermore, the Board encourages senior management, from time to time, to bring employees into Board meetings (or into meetings of appropriate Board Committees) who: (a) can provide additional insight concerning the items being discussed because of personal involvement in these areas; (b) represent significant aspects of the Corporation’s business; and (c) assure the Board of exposure to employees with future potential to assure adequate plans for management succession within the Corporation.

16.	Access to Independent Advisors

     The Board and its Committees, including the non-management or Independent Directors when convening in executive session, shall have the right, at any time, to retain independent outside financial, compensation, legal or other advisors.

17.	Board Interaction with Institutional Investors and Press

     The Board believes that management and not the Directors should speak for the Corporation, consistent with all regulations governing such communications and with common sense. Unless otherwise agreed to or requested by the Chair, each Director shall refer all inquiries from institutional investors and the press to designated members of senior management or to the Chair of the Board and shall not comment for attribution or background without first discussing such matter with the Chair of the Board.

BOARD MEETINGS

18.	Frequency of Meetings

     There shall be at least four (4) regularly scheduled meetings of the Board each year (to be held approximately quarterly) and special meetings from time to time as required. It is the responsibility of each of the Directors to attend the meetings of the Board and the Committees on which each serves.

19.	Selection of Agenda Items for Board Meetings

     The Chair of the Board, in consultation with the Chair of the Governance Committee, the Chief Financial Officer, the Corporate Secretary and the Chief Executive Officer (if different from the Chair of the Board), shall annually prepare a “Board of Directors Master Agenda.” This Master Agenda shall set forth a minimum agenda of items to be considered by the Board at each of its specified meetings during the year. Each meeting agenda shall include an opportunity for each Committee chair to raise issues or report to the Board on the work of his or her Committee. Thereafter, the Chair of the Board, the Chief Executive Officer and the Lead Independent Director, may adjust the agenda to include special items not contemplated during the initial preparation of the annual Master Agenda.

     Upon completion, a copy of the Master Agenda shall be provided to the entire Board. Each Board member shall be free to suggest inclusion of items on the Master Agenda for any given meeting. Thereafter, any Board member may suggest additional subjects that are not specifically on the agenda for any particular meeting. In that case, the Board member should contact the Chair or the Secretary at least twenty (20) days prior to the relevant meeting.

20.	Strategic Discussions at Board Meetings

     At least one Board meeting will be primarily devoted to long-range strategic plans. It is also probable that specific short and/or long-range strategic plans will be discussed at other Board meetings throughout the year.

21.	Executive Sessions of Non-Management and Independent Directors

     The non-management Directors (all those who are not “officers” of the Corporation, as such term is defined by NYSE listing standards) shall meet in an executive session at each regularly scheduled Board meeting and, if any of the non-management Directors is non-Independent, the Independent Directors shall also meet in an executive session at least once each year. These meetings can be in person or held telephonically. The Corporate Secretary shall establish, maintain and publicly disclose a method for interested parties to communicate directly with the non-management Directors as a group or the Lead Independent Director.

22.	Board Materials Distributed in Advance

     Information and data is important to the Board’s understanding of the business and essential to prepare Board members for productive meetings. Presentation materials relevant to each meeting will be distributed in writing, or electronically, to the Board in advance of the meeting unless doing so would compromise the confidentiality of competitive information. In the event of a pressing need for the Board to meet on short notice, it is recognized that written materials or electronically communicated materials may not be available in advance of the meeting. Management will make every effort to provide presentation materials that are brief and to the point, yet communicate the essential information.

GOVERNANCE COMMITTEE MATTERS

23.	Board Committees

     The Corporation shall have the following standing Committees: Audit, Compensation, Corporate Governance & Nominating, and Finance. The duties for each of these Committees shall be outlined in each of the Committee’s charter and/or by further resolution of the Board. The Board may form new Committees or disband a Committee depending on circumstances. However, the Corporation must at all times have an Audit Committee, a Compensation Committee and a Corporate Governance & Nominating Committee, which shall be composed entirely of Independent Directors. In addition, all members of the Audit Committee shall also meet the additional independence and financial literacy requirements of the NYSE adopted pursuant to the Act that are applicable to members of that Committee. At least one member of the Audit Committee shall meet the requirements of an Audit Committee Financial Expert under the Act and regulations of the United States Securities and Exchange Commission (“SEC”) applicable to such qualifications.

24.	Assignment and Rotation of Committee Members and Chairs

     The Governance Committee shall be responsible, after consultation with the Chair of the Board, for making recommendations to the Board with respect to the assignment of Board members to various Committees. After reviewing the Governance Committee’s recommendations, the Board shall be responsible for appointing the Chairs and members to the Committees on an annual basis.

     The Board Chair and the Governance Committee shall annually review the Committee assignments and shall consider the rotation of Chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various Directors.

     The Corporation is committed to the principle of periodic rotation of Committee assignments and Committee Chairmanships, as the infusion of fresh ideas and different points of view are deemed to be of significant value to the governance of the Corporation.

25.	Annual Review by Committees

     Each Board Committee shall annually review its charter and recommend to the Board any changes it deems necessary. In addition to its charter, the Governance Committee will annually review these Corporate Governance Guidelines and recommend to the full Board any changes it deems necessary.

LEADERSHIP DEVELOPMENT

26.	Evaluation of Chief Executive Officer

     The Board shall conduct an annual evaluation of the Chief Executive Officer. The evaluation of the Chief Executive Officer is accomplished through the following process:

•	The Chief Executive Officer meets with the Governance Committee to develop appropriate goals and objectives for the next year, which are then discussed with the entire Board.

•	At year-end, the Governance Committee, with input from the Board, evaluates the performance of the Chief Executive Officer in meeting those goals and objectives.

•	This evaluation is communicated to the Chief Executive Officer at an executive session of the Board.

•	The Compensation Committee uses this evaluation in its determination of the Chief Executive Officer’s compensation.

•	The Compensation Committee shall report to the full Board of Directors all forms of compensation paid (or payable in the future) to the Chief Executive Officer and the next four most highly compensated executives of the Company. This includes any and all deferred compensation payment plans.

27.	Succession Planning

     The Corporation understands the importance of succession planning. Therefore, both the Governance Committee and the Compensation Committee, along with the Chief Executive Officer, shall analyze the current management, identify possible successors to senior management, and timely develop a succession plan including the succession in the event of an emergency or retirement of the Chief Executive Officer. The plan shall then be reviewed by the entire Board, and reviewed periodically thereafter.

28.	Management Development

     The Board, with the assistance of the Compensation Committee, shall periodically review the plans for the education, development, and orderly succession of senior and mid-level managers throughout the Corporation.

29.	Interpretation

     In cases where the Chair of the Board and the Chief Executive Officer are the same individual, procedures calling for consultation or communications between such positions need not be followed.

CONFLICTS OF INTEREST

30.	Interest Matters

     If a Director, directly or indirectly, has a financial or personal interest in a contract or transaction to which the Corporation is to be a party, or is contemplating entering into a transaction that involves use of corporate assets or competition against the Corporation, the Director shall be considered to be ‘interested’ in the matter. The Director shall contact the Chief Executive Officer, the Corporate Secretary or the Chair of the Governance Committee to disclose such relationship. The Director’s involvement or interest will be reviewed by the Corporation’s General Counsel, and then referred for resolution to the Governance Committee. ‘Interested’ Directors should be identified and/or disclosed, and they shall not participate in any discussion or any vote relating to the matter in which they have been deemed to be interested. The decision of the Governance Committee on all matters of “interest” shall be final.

* * * * *

APPENDIX B

AUDIT COMMITTEE CHARTER
Of
Office Depot, Inc.

Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) of Office Depot, Inc. (the “Company”) to assist the Board in monitoring the systems of internal controls, the integrity of the financial reporting process, and the financial statements and reports of the Company; the performance of the Company’s internal audit function (“Global Corporate Audit Services” or “GCAS”); assessing and mitigating business and financial risks to the Company; and the compliance by the Company with legal and regulatory requirements. The Committee shall be directly responsible for the appointment (or replacement if appropriate), compensation and oversight of the work of any public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work (hereinafter referred to as the, Independent Accountant), and the Independent Accountant shall report directly to the Audit Committee. No public accounting firm serving as the Company’s Independent Accountant shall undertake any services for the Company unless and until such services have been specifically approved by the Committee. The Audit Committee shall provide an open avenue for communication among the internal auditors, the Independent Accountant, Management and the Board of Directors.

Committee Membership

The Audit Committee shall consist of at least three members of the Board in good standing. The members of the Audit Committee shall meet the independence and experience requirements of the Securities and Exchange Commission (“SEC”), the New York Stock Exchange (“NYSE”), and, to the extent independence and experience requirements are established by such body, the Public Company Accounting Oversight Board (“PCAOB”). In order to be considered “independent” for the purpose of serving on the Committee, a member of this Committee may not, other than fees received solely in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board Committee: (i) accept any consulting, advisory or other compensatory fee of any type from the Company; or (ii) be an affiliated person of the Company or any subsidiary person thereof. A person shall be deemed “affiliated” if he or she is a current or former employee or officer of the Company. The Committee may invite other members of the Board of Directors, in good standing, to attend meetings of the Committee in a non-voting capacity but permitted to enter into the discussions of the Committee. All members of the Audit Committee shall be “financially literate” and at least one member of the Committee shall be designated as a “financial expert” as defined by applicable legislation and regulations, including without limitation the Sarbanes Oxley Act of 2002 (the “Act”) and any regulations promulgated by the SEC, the NYSE or the PCAOB. The Company will provide the opportunity for continuing education paid by the Company. The members and chair of the Audit Committee shall be appointed annually by the Board, on the recommendation of the Governance & Nominating Committee of the Board. If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, then in each case, the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee and disclose such determination in the Company’s annual proxy statement.

Meetings

The Committee shall meet at least four times a year, in regular session, and also shall meet each time the Company proposes to issue a press release with its quarterly or annual earnings information. Such ‘earnings release’ meetings may be combined with any regular quarterly meeting of the Committee or may be conducted telephonically, separately from the regular quarterly meetings of the Committee. The Committee may convene additional meetings, as circumstances require, at the call of the Chairman, or any two other members of the Committee. All Committee members are expected to attend each meeting, in person or via tele-conference, or videoconference. The Committee shall invite members of management, auditors, internal or external legal counsel or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with the Independent Accountant, with the head of GCAS, management and, if requested, with the General Counsel of the Company and/or outside counsel. The Committee also shall meet in executive sessions as desired by the Committee. Meeting agendas shall be prepared and provided in advance to members, along with appropriate briefing materials. Minutes shall be prepared by a Secretary or Assistant Secretary of the Company, and submitted to the Committee for its review and approval.

Committee Authority and Responsibilities

The Committee shall see that the following responsibilities are duly discharged in the manner prescribed by applicable law and regulations of the SEC, the NYSE and PCAOB or other applicable laws and regulations.

1.	The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee from time to time, and the Company shall pay the reasonable fees and expenses of any such legal, accounting or other consultant so engaged by the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or Independent Accountant to attend a meeting of the Committee or to meet with any members of, or attorneys, accountants, or consultants to, the Committee.

2.	The Committee shall make regular reports to the Board on its activities, the results of any special investigation conducted by it, and the results of any work performed by special counsel, accountants or consultants engaged by it. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the public accounting firm, or the performance of the internal audit function.

3.	The Committee shall be informed of all disagreements between management and the Independent Accountant regarding financial reporting. The Committee shall report regularly to the full Board of Directors on all actions taken pursuant to this Section of the Charter.

4.	The Committee shall review and assure the independence of the firm serving as the Company’s Independent Accountant. The Committee will evaluate annually the performance of the Company’s Independent Accountant. Also, this evaluation shall include the review and evaluation of the lead partner of the firm. The Company shall not hire the Independent Accountant’s lead partner, the concurring partner, or any other member of the audit engagement team who provides more than ten hours of audit, review or attest services in a position within the Company in a financial reporting oversight role within the one-year period preceding the commencement of audit procedures as a member of the audit engagement team. The term “financial reporting oversight role” shall mean any individual who has direct responsibility for oversight over those who prepare the company’s financial statements and related information, such as MD&A.

5.	No Independent Accountant shall perform any non-audit work for the Company unless expressly authorized to do so by the Audit Committee, pursuant to procedures established for such purpose. The Committee shall approve any non-audit services, including tax services, proposed to be performed by the public accounting firm serving as the Company’s principal outside audit firm, before such services are rendered to the Company. Such pre-approval may be provided by the Chairman of the Committee, acting alone and without a meeting of the Committee, to whom pre-approval authority is hereby granted in accordance with the Act and regulations pursuant thereto; provided that the Chairman reports to the Committee at its next meeting on all such matters pre-approved by him.

6.	Under no circumstances shall the Committee or its Chairman approve any non-audit service that is expressly prohibited by Section 201 of the Sarbanes Oxley Act of 2002. Any non-audit service approved by the Committee or its Chairman shall be reported to the Company’s shareholders in the next periodic report required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and regulations of the SEC.

7.	The Committee shall at least annually, obtain and review a report by the Company’s Independent Accountant describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and steps taken to deal with any such issues.

8.	The Committee shall require that each Independent Accountant that performs an audit for the Company shall timely report to the Audit Committee (i) all critical accounting policies and practices used by the Company; (ii) all reasonably available alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the public accounting firm; and (iii) other material written communications between the Independent Accountant and management of the Company, such as any management letter or schedule of unadjusted differences.

9.	The Committee shall discuss the Company’s annual audited financial statements and quarterly financial statements with management and the Independent Accountant, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and discuss the company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

10.	In reviewing financial statements that reflect the earnings of the Company, the Committee shall make specific inquiry of the Chief Executive Officer and the Chief Financial Officer regarding the ‘quality of earnings’ of the Company, from a subjective as well as an objective standpoint. Such review shall occur sufficiently in advance of the required filing date(s) for such reports to allow for meaningful input by the Committee.

11.	The Committee shall review with management and the Independent Accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any.

12.	The Committee shall review with the Independent Accountants, in advance of the annual audit, their audit scope and plan. The Committee shall review with management and the Independent Accountant at the completion of the annual examination of the Company’s financial statements:

•	The Company’s annual financial statements and related footnotes.

•	The Independent Accountant’s audit of the financial statements and the accountants’ report thereon.

•	The Independent Accountant’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting.

•	Any significant changes required in the Independent Accountant’s audit plan.

•	Any serious difficulties or disputes with management encountered during the course of the audit.

•	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

•	Discuss with the Independent Accountant the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

13.	The Committee shall require that no Independent Accountant performing audit services for the Company shall maintain the same person as the lead (or coordinating) audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit, for more than five (5) fiscal years of the Company. The lead (or coordinating) audit partner shall be subject to reasonable approval by the Committee.

14.	The Committee shall review with management, the Independent Accountant, and the Vice President of GCAS all interim annual financial reports, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before they are filed with the SEC or other regulators. Also, the Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each instance in which a company may provide earnings guidance, and it shall be sufficient that the Committee discuss generally with management the types of information disclosed by the Company, the manner of disclosure and the types of presentations made by management to financial analysts and investors.

15.	The Company shall have an internal audit function. The Committee shall review and concur in the appointment, replacement, reassignment, or dismissal of the Vice President of GCAS. The Vice President of GCAS has a direct reporting line to the Chair of the Committee and shall be at liberty to advise such Chair as to any matter of concern with regard to the financial integrity of the Company and other matters under the purview of this Committee.

16.	The Committee shall periodically inquire of management, the Vice President of GCAS, the Company’s General Counsel and the Company’s independent public accounting firm about significant risks or exposures facing the Company, assess the steps management has taken or proposes to take to minimize such risk to the Company and periodically review compliance with such steps.

17.	The Committee shall review with the Independent Accountant and the Vice President of GCAS:

•	The adequacy of the Company’s internal controls including computerized information system controls and security.

•	Any related significant findings and recommendations of the Independent Accountant and internal audit services together with management’s responses thereto.

•	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

•	Any changes required in the planned scope of their plan.

•	The Internal Auditing Department budget and staffing.

•	The Internal Auditing Department charter.

•	Annual scope and plan

•	GCAS’s compliance with the IIA’s Standards for the Professional Practice of Internal Auditing (Standards).

18.	The Committee shall review with the General Counsel and the Vice President GCAS legal and regulatory matters that, in the opinion of management, may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

19.	The Committee shall periodically review the Code of Ethical Behavior with the Company to ensure that it is adequate and up-to-date. The Committee also shall review with the Vice President of GCAS and the Company’s General Counsel, the results of their review of the Company’s monitoring of compliance with the Company’s Code of Ethical Behavior.

20.	The Committee shall establish (or ensure that there are established) procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission directly to the Committee by employees of the Company or other parties as to concerns regarding questionable accounting or auditing matters.

21.	The Committee shall review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the Independent Accountant.

22.	The Committee shall review the results of the Loss Prevention audits and activities.

23.	The Committee shall review and approve the Audit Committee Report for the Annual Report and Proxy.

24.	The Committee shall create an agenda for the ensuing year or review and approve the agenda submitted by the Vice President of Global Corporate Audit Services.

25.	The Committee shall review this Charter at least once annually for the purpose of assessing the adequacy of this Charter and recommend any proposed changes to the Board of Directors, and shall perform an annual evaluation of its performance.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct actual audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Accountant. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Accountant or to assure compliance with laws and regulations and the Company’s Code of Ethical Behavior.

APPENDIX C

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.
Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	Election of Directors.

FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below

☐	☐

Nominees:

01	Lee A. Ault III,	05	David I. Fuente,	09	James L. Heskett,
02	Neil R. Austrian,	06	Brenda J. Gaines,	10	Patricia H. McKay,
03	David W. Bernauer,	07	Myra M. Hart,	11	Michael J. Myers,
04	Abelardo E. Bru,	08	W. Scott Hedrick,	12	Bruce Nelson

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

2.	Amendment of company’s Long-Term Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan by 15,000,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent public accountants.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting unless you indicate that you withhold such authority by so indicating below.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

I PLAN TO ATTEND THE MEETING ☐

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

DATED:____________________________________________________________________, 2003

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/odp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: www.eproxy.com/odp

PROXY

OFFICE DEPOT, INC.

2200 OLD GERMANTOWN ROAD
DELRAY BEACH, FL 33445

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Brian D. Dan, Anne Zuckerman and Linda Seal as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Office Depot, Inc. held of record by the undersigned on March 10, 2004, at the Annual Meeting of Shareholders to be held on May 14, 2004 or any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

(continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

ADMITTANCE PASS

2004 ANNUAL MEETING OF SHAREHOLDERS

OFFICE DEPOT, INC.

Friday May 14, 2004

10:00 a.m. Local Time

The Renaissance Boca Raton Hotel
2000 N.W. 19th Street
Boca Raton, FL 33431-7362

For Security Reasons, You Must Present This Admittance Pass
In Order To Enter The Meeting.